Exhibit 2.1

EXECUTION VERSION

Agreement and Plan of Merger

by and among

Landcadia Holdings, Inc.,

LANDCADIA MerGer Sub, Inc.,

and

Waitr Incorporated

Dated May 16, 2018

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Exhibits

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Stockholder Lockup Agreement
Exhibit C	Form of Third Amended and Restated Articles of Incorporation of Landcadia
Exhibit D-1	Form of Delaware Certificate of Merger
Exhibit D-2	Form of Louisiana Articles of Merger

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of May 16, 2018, by and among Landcadia Holdings, Inc., a Delaware corporation (“Landcadia”), Landcadia Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Landcadia (“Merger Sub”), and Waitr Incorporated, a Louisiana corporation (“Waitr”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 1.1 hereof or as otherwise defined elsewhere in this Agreement. Landcadia, Merger Sub and Waitr are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.           Landcadia is a blank check company incorporated to acquire one or more operating businesses through a Business Combination.

B.           Waitr is in the business of providing restaurant ordering and food delivery services using its technology platform.

C.           The Parties desire that Waitr merge with and into Merger Sub, a direct, wholly owned Subsidiary of Landcadia, with Merger Sub being the Surviving Corporation (the “Merger”), on the terms and subject to the conditions of this Agreement.

D.           Each of the Parties intends that, for United States federal income tax purposes, (i) the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder to which each of Landcadia and Waitr are parties under Section 368(b) of the Code and (ii) this Agreement constitute a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code.

NOW, THEREFORE, in consideration of the foregoing, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

I. DEFINITIONS

Section 1.1           Definitions. Any capitalized terms used in this Agreement and not defined elsewhere in this Agreement have the meanings ascribed to such terms in this Section 1.1.

“Acquisition Proposal” means any contract, proposal, offer or indication of interest in any form, written or oral, relating to any transaction or series of related transactions (other than transactions with Landcadia or Merger Sub) involving any acquisition, merger, amalgamation, share exchange, recapitalization, consolidation, liquidation or dissolution involving the acquisition of all or any material portion of Waitr or its businesses or assets or any material portion of Waitr Capital Stock or other equity interests.

“Additional Cash Amount” means an amount equal to the lesser of (a) $25,000,000 and (b) an amount equal to (i) the Merger Consideration minus (ii) the Minimum Cash Consideration Amount, minus (iii) the Minimum Cash Balance minus (iv) the Redemption Amount minus (v) the Transaction Expenses; provided, however, that if the Additional Cash Amount calculation results in a negative number, then the Additional Cash Amount shall be deemed to be zero.

“Additional Landcadia Filings” has the meaning set forth in Section 6.4(a).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under common control with, such specified Person.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which Waitr is or has been a member.

“Aggregate In-the-Money Vested Option Exercise Price” means the aggregate cash exercise price payable upon the exercise in full of all In-the-Money Vested Options outstanding as of immediately prior to the Effective Time.

“Agreement” has the meaning set forth in the Preamble.

“Applicable State Law” means the DGCL and the LBCA.

“Business Combination” has the meaning set forth in the Second Amended and Restated Articles of Incorporation.

“Business Day” means any day except Saturday, Sunday or any days on which banks are generally not open for business in Houston, Texas, New Orleans, Louisiana or Wilmington, Delaware.

“Cash Consideration” has the meaning set forth in Section 3.2(b)(i).

“Cash Percentage” means the percentage derived by dividing (a) the Cash Consideration by (b) the Merger Consideration.

“Cash Portion” means an amount in cash (rounded up to the nearest whole cent) equal to the product of (a) the Per Share Merger Consideration multiplied by (b) the Cash Percentage.

“Certificates of Merger” has the meaning set forth in Section 2.1.

“Change in Recommendation” has the meaning set forth in Section 6.5.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Form 8-K” has the meaning set forth in Section 6.6.

“Closing Net Working Capital” has the meaning set forth in Section 3.1(a)(ix).

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state Law.

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“Code” has the meaning set forth in the Recitals.

“Consulting Agreements” has the meaning set forth in Section 6.19.

“Contract” means any contract, agreement, instrument, lease, sublease, license, deed, mortgage, purchase order, commitment or similar arrangement or undertaking.

“Delaware Certificate of Merger” has the meaning set forth in Section 2.1.

“DGCL” means the Delaware General Corporation Law.

“Disclosure Schedules” means the Disclosure Schedules delivered by Waitr and Landcadia concurrently with the execution and delivery of this Agreement.

“Effective Time” has the meaning set forth in Section 2.4.

“Employment Agreements” has the meaning set forth in Section 6.18.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity (whether or not incorporated) which together with Waitr would be treated as a “single employer” under Section 414(b), (c), (m), or (o) of the Code.

“Excess Cash Portion Amount” has the meaning set forth in Section 3.6(c).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Agent” means Continental Stock Transfer & Trust Company.

“Exchange Agent Agreement” means an agreement, in a form reasonably acceptable to Landcadia and Waitr, between Waitr and the Exchange Agent (subject to any modifications thereto required by the Exchange Agent).

“Exchange Agent Fund” has the meaning set forth in Section 3.6(b).

“Exchange Ratio” means (a) the Per Share Merger Consideration divided by (b) the Reference Price.

“Extension Stockholders’ Meeting” means a special meeting of Landcadia Common Stockholders scheduled for May 30, 2018.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 4.7(a).

“FIRPTA Certificate” has the meaning set forth in Section 6.14(d).

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“FLSA” means the United States Fair Labor Standards Act of 1938, as amended.

“Fully-Diluted Shares” means, as of the time of determination, the number of shares equal to (a) the aggregate number of shares of Waitr Common Stock, plus (b) the aggregate number of shares of Waitr Common Stock issuable upon the conversion or redemption of all Waitr Preferred Stock pursuant to the terms of the Waitr Articles of Incorporation (including accrued dividends thereon), plus (c) the aggregate number of shares of Waitr Common Stock subject to In-the-Money-Vested Options, plus (d) the aggregate number of shares of Waitr Common Stock that are issuable upon the full exercise of the Waitr Warrants, minus (e) the aggregate number of shares of Waitr Capital Stock that will be cancelled pursuant to Section 3.3(c), in the case of each of (a) through (e), as issued and outstanding as of such time of determination.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any of the following: (a) the United States of America or any other country, (b) any state, commonwealth, province, territory or possession of any of the foregoing and any political subdivision thereof (including counties and municipalities), and (c) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission, board, arbitrator or panel of arbitrators.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“In-the-Money Vested Option” means a Vested Option outstanding immediately prior to the Effective Time having a per share exercise price less than the Per Share Merger Consideration.

“In-the-Money Vested Option Holders” means the holders of any In-the-Money Vested Options.

“Indebtedness” means, without duplication and with respect to Waitr, all (a) indebtedness for borrowed money, (b) obligations for the deferred purchase price of property or services, (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments, (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement, (e) capital lease obligations, (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions, (g) guarantees made by Waitr on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f), and (h) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (g).

“Indemnified Person” has the meaning set forth in Section 6.11(a).

“Insurance Policies” has the meaning set forth in Section 4.19(a).

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“Intellectual Property” means all worldwide (a) patents, industrial designs, utility models and applications for any of the foregoing, including all provisionals, continuations, continuations-in-part, divisions, reissues, re-examinations and extensions thereof, (b) trademarks, service marks, certification marks, logos, trade dress, trade names, domain names, social media accounts and other source or business identifiers, whether registered or unregistered, all registrations and applications for any of the foregoing, all renewals and extensions thereof and all common law rights in and goodwill associated with any of the foregoing, (c) works of authorship (including Software, websites, photographs, drawings and menus), copyrights, mask work rights, database rights and design rights, whether registered or unregistered, registrations and applications for any of the foregoing, renewals and extensions thereof and all moral rights associated with any of the foregoing, (d) trade secrets and other proprietary and confidential information, including inventions (whether or not patentable), invention disclosures, ideas, developments, improvements, know-how, designs, drawings, algorithms, Software, methods, processes, techniques, formulae, research and development, compilations, compositions, manufacturing and production processes, devices, technical data, specifications, reports, analyses, data analytics, customer lists, supplier lists, pricing and cost information and business and marketing plans and proposals (collectively, “Trade Secrets”), and (e) any rights recognized under applicable Law that are equivalent or similar to any of the foregoing.

“Interim Financial Statements” has the meaning set forth in Section 4.7(a).

“IT Assets” means Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, owned, leased or licensed (including as a cloud service) by Waitr for use in the operation of the business of Waitr.

“Landcadia” has the meaning set forth in the Preamble.

“Landcadia 2018 LTIP” has the meaning set forth in Section 6.17.

“Landcadia Board” means the board of directors of Landcadia.

“Landcadia Business Combination Approval” has the meaning set forth in Section 5.2(b).

“Landcadia Business Combination Proxy Statement” has the meaning set forth in Section 6.3(a).

“Landcadia Capital Stock” means, collectively, the Landcadia Class A Common Stock and the Landcadia Class F Common Stock.

“Landcadia Class A Common Stock” means Landcadia’s Class A common stock, par value $0.0001 per share.

“Landcadia Class F Common Stock” means Landcadia’s Class F common stock, par value $0.0001 per share.

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“Landcadia Common Stock” means the common stock of Landcadia, par value $0.0001, per share, following the reclassification of all shares of Landcadia’s Class A Common Stock into common stock and the conversion of all shares of Landcadia’s Class F Common Stock into common stock in connection with the Closing pursuant to the Landcadia Organizational Documents.

“Landcadia Common Stockholders” means, collectively, the holders of Landcadia Class A Common Stock and Landcadia Class F Common Stock.

“Landcadia Extension Approval” means the approval of Landcadia Common Stockholders at a special meeting of Landcadia Common Stockholders scheduled for May 30, 2018, of the proposals set forth in the Landcadia Extension Proxy Statement.

“Landcadia Extension Proxy Statement” means Landcadia’s proxy statement for the Extension Stockholders’ Meeting, the preliminary form of which was filed with the SEC on May 7, 2018.

“Landcadia Material Adverse Effect” means (a) any change, event or effect that would prevent or materially delay the ability of Landcadia to perform its obligations under this Agreement or (b) any change, event or effect relating to Landcadia that would have a material adverse effect on the business, results of operations, workforce, prospects, properties, assets, liabilities or condition (financial or otherwise) of the Surviving Corporation.

“Landcadia Organizational Documents” means the Organizational Documents of Landcadia.

“Landcadia Record Date” means the record date used for determining the Landcadia Common Stockholders entitled to attend the Special Meeting.

“Landcadia SEC Filings” means the forms, reports, schedules and other documents filed by Landcadia with the SEC, including the Landcadia Extension Proxy Statement, Landcadia Business Combination Proxy Statement, Additional Landcadia Filings, the Signing Form 8-K and the Closing Form 8-K, and all amendments, modifications and supplements thereto.

“Landcadia Stock Redemption” means the election of an eligible holder of Landcadia Class A Common Stock (as determined in accordance with Landcadia Organizational Documents and the Trust Agreement) to redeem all or a portion of such holder’s shares of Landcadia Class A Common Stock, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with Landcadia Organizational Documents and the Trust Agreement) in connection with Landcadia Extension Approval or Landcadia Business Combination Approval.

“Landcadia Warrants” means the issued and outstanding warrants to purchase Landcadia Class A Common Stock.

“Law” means any common law, statutes, rules, codes, regulations, ordinances, determinations or orders of, or issued by, a Governmental Authority.

“LBCA” means the Louisiana Business Corporation Act.

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“Leased Real Property” has the meaning set forth in Section 4.13(b).

“Lien” means any mortgage, pledge, easement, security interest, charge, claim, option, conditional sale or other title retention agreement, lien or other encumbrance or right of any third party.

“Louisiana Articles of Merger” has the meaning set forth in Section 2.1.

“Material Contracts” has the meaning set forth in Section 4.12(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.2(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Minimum Cash Balance” means $75,000,000.

“Minimum Cash Consideration Amount” means an amount equal to (a) $50,000,000, minus (b) the aggregate Waitr Convertible Note Cash Out Amount payable to the Waitr Convertible Note Holders, minus (c) the aggregate Substitute Cash Amount payable to the Non-Accredited Waitr Stockholders.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Listing Rule 5620(a) Deficiency” means any deficiency under or failure to comply with Nasdaq Listing Rule 5620(a).

“Net Working Capital” means the difference between (a) the current assets of Waitr minus (b) the current liabilities of Waitr, in each case as calculated in accordance with GAAP consistently applied and in accordance with past practice.

“Non-Accredited Waitr Stockholder” has the meaning set forth in Section 3.6(d).

“Nondisclosure Agreement” means that certain Nondisclosure Agreement, dated April 16, 2018, by and between Waitr and Landcadia.

“Notice” has the meaning set forth in Section 9.3.

“Option Agreement” means an option certificate or other agreement pursuant to which a holder of Waitr Options has been granted such Waitr Options, a complete list of which is set forth on Schedule 4.6(b).

“Organizational Documents” means (a) the certificate of incorporation, (b) bylaws, (c) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, (d) any limited liability company, partnership or shareholder agreement, and (e) any amendment to any of the foregoing.

“Outside Date” has the meaning set forth in Section 8.1(f).

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“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by Waitr.

“Party” and “Parties” has the meaning set forth in the Preamble.

“PCAOB” means the United States Public Company Accounting Oversight Board.

“PCAOB Audited Financial Statements” has the meaning set forth in Section 6.3(a).

“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations and other similar consents issued by or obtained from a Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable, (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of Waitr, (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property that are not, individually or in the aggregate, material to the business of Waitr, or (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of Waitr.

“Per Share Merger Consideration” means an amount equal to (a)(i) the Merger Consideration plus (ii) the Aggregate In-the-Money Vested Option Exercise Price divided by (b) the number of Fully-Diluted Shares.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” means information that, alone or in combination with other information, allows the identification of an individual or can be used to contact an individual, including without limitation, names, addresses, email addresses, account usernames, Internet Protocol (IP) addresses or other information that is regulated by one or more Privacy Laws.

“PPACA” has the meaning set forth in Section 4.15(j).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Privacy and Security Requirements” means (a) all applicable Laws relating to the Processing of Personal Information, (b) all applicable Privacy Contracts and (c) all applicable Privacy Policies.

“Privacy Contracts” means all Contracts between Waitr and any Person that are applicable to the Processing of Personal Information.

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“Privacy Laws” means any Laws or Governmental Orders applicable to the Processing of Personal Information including, without limitation, Health Insurance Portability and Accountability Act of 1996 (HIPAA), the Children’s Online Privacy Protection Act (COPPA), the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003 (CAN-SPAM Act), the Telephone Consumer Protection Act (TCPA), all United States state telemarketing laws, and all Laws related to breach notification.

“Privacy Policies” means all written policies applicable to Waitr relating to the Processing of Personal Information, including all website and mobile application privacy policies.

“Private Placement Warrants” has the meaning set forth in Section 5.13.

“Process” or “Processing” means creation, collection, use, storage, maintenance, processing, recording, transfer, transmission, receipt, import, export, protection (including safeguarding and security measures), access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Publicly Available Software” means (a) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software or open source software (for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, or the Apache Software License), or pursuant to open source, copyleft or similar licensing and distribution models and (b) any Software that requires as a condition of use, modification and/or distribution of such software that such Software or other Software incorporated into, derived from or distributed with such Software (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no or minimal charge.

“Redemption Amount” means any amounts paid to Landcadia Common Stockholders in connection with Landcadia Stock Redemption.

“Reference Price” means $10.00.

“Registered Intellectual Property” has the meaning set forth in Section 4.18(a).

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, by and among Landcadia and each investor party thereto, substantially in the form set forth on Exhibit A.

“Reviewed Interim Financial Statements” has the meaning set forth in Section 6.3(a).

“SEC” the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 5.9(a).

“Second Amended and Restated Certificate of Incorporation” means that certain Second Amended and Restated Certificate of Incorporation of Landcadia, dated May 25, 2016.

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“Section 409A” has the meaning set forth in Section 4.15(i).

“Security Breach” means any breach, security breach, or breach of Personal Information under applicable Laws.

“Security Incident” means any attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations of IT Assets.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Self Help Code” means any back door, time bomb, drop dead device, or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than the user of the program.

“Series AA Preferred Stock” means the Series AA Preferred Shares of Waitr with such designations, rights, powers and privileges, and the qualifications, limitations and restrictions thereof as provided in the Waitr Articles of Incorporation.

“Series Seed I Preferred Stock” means the Series Seed I Preferred Shares of Waitr with such designations, rights, powers and privileges, and the qualifications, limitations and restrictions thereof as provided in the Waitr Articles of Incorporation.

“Series Seed II Preferred Stock” means the Series Seed II Preferred Shares of Waitr with such designations, rights, powers and privileges, and the qualifications, limitations and restrictions thereof as provided in the Waitr Articles of Incorporation.

“Signing Form 8-K” has the meaning set forth in Section 6.2.

“Software” means all computer software and databases, including source code and object code, development tools, comments, user interfaces, menus, buttons and icons, and all files, data, scripts, application programming interfaces, manuals, design notes, programmers’ notes, architecture, algorithms and other items and documentation related thereto or associated therewith, and any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof; and all media and other tangible property necessary for the delivery or transfer thereof.

“Special Meeting” has the meaning set forth in Section 6.5.

“Stock Consideration” has the meaning set forth in Section 3.2(b)(ii).

“Stock Consideration Value” means the difference of (a) the Merger Consideration minus (b) the Cash Consideration.

“Stock Percentage” means the percentage equal to (a) the Stock Consideration Value divided by (b) the Merger Consideration.

“Stock Portion” means the number of shares of Landcadia Common Stock equal to (a)(i) the Per Share Merger Consideration multiplied by (ii) the Stock Percentage divided by (b) the Reference Price.

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“Stockholder Lockup Agreement” means a lockup agreement substantially in the form of Exhibit B.

“Subsidiary” with respect to any Person, means any corporation, limited liability company, limited partnership, partnership, trust or other entity with respect to which such Person has the power, directly or indirectly through one or more intermediaries, to vote or direct the voting of sufficient securities or interests to elect a majority of the directors or management committee or similar governing body.

“Subsidiary Equity Interests” has the meaning set forth in Section 4.4.

“Substitute Cash Amount” has the meaning set forth in Section 3.6(d).

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Surviving Provisions” has the meaning set forth in Section 8.2.

“Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tax” means any United States or foreign, state or local income, gross receipts, sales, licenses, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, use, transfer, value added, alternative or add-on minimum, estimated or other tax, including any interest, penalty, or addition thereto.

“Terminating Landcadia Breach” has the meaning set forth in Section 8.1(e).

“Terminating Waitr Breach” has the meaning set forth in Section 8.1(b).

“Third Amended and Restated Certificate of Incorporation” means the Third Amended and Restated Certificate of Incorporation of Landcadia, substantially in the form attached hereto as Exhibit C.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Transaction Expenses” means the legal, accounting, financial advisory, and other advisory, transaction or consulting fees and expenses incurred and paid by Landcadia (on its behalf or on behalf of Waitr) in connection with the transactions contemplated by this Agreement, including, without limitation, (a) any fees and expenses related to the termination of any Contract with an Affiliate, (b) all severance, transaction-related bonuses, stay and pay bonuses, retention awards, change in control payments or other similar payments or benefits to the extent triggered by the transactions contemplated hereby and payable by Waitr in connection with the consummation of the transactions contemplated by this Agreement, and (c) the employer’s share of payroll, social security, Medicare and unemployment Taxes and other similar assessments arising out of the provision of the items under clause (b) and the payments in respect of the In-the-Money Vested Options, in each case, to the extent not paid at or prior to the Closing (or during Waitr’s regular payroll run, as the case may be) by Waitr.

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“Transaction Proposals” has the meaning set forth in Section 6.5.

“Trust Account” has the meaning set forth in Section 5.6(a).

“Trust Agreement” has the meaning set forth in Section 5.6(a).

“Trustee” has the meaning set forth in Section 5.6(a).

“Unauthorized Code” means any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data.

“Unvested Option” has the meaning set forth in Section 3.4(d).

“Unvested Option Holder” has the meaning set forth in Section 3.1(a).

“Vested Cash Option” means the portion of an In-the-Money Vested Option (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Waitr Common Stock subject to such In-the-Money Vested Option multiplied by (b) the Cash Percentage.

“Vested Share Option” means the portion of an In-the-Money Vested Option (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Waitr Common Stock subject to such In-the-Money Vested Option multiplied by (b) the Stock Percentage.

“Vested Option” means any portion of a Waitr Option that is vested, unexercised and outstanding prior to the Effective Time.

“Vested Option Cash Amount” means, for each Vested Cash Option, an amount of cash (rounded up to the nearest whole cent) equal to the product of (a) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price per share of Waitr Common Stock subject to a Vested Cash Option multiplied by (b) the number of shares of Waitr Common Stock subject to such Vested Cash Option.

“Vested Option Holder” has the meaning set forth in Section 3.1(a).

“Vested Option Stock Amount” means, for each Vested Share Option, a number of shares of Landcadia Common Stock equal to the product of (a)(i) the Per Share Merger Consideration multiplied by (ii) the number of shares of Waitr Common Stock subject to such Vested Option divided by (b) the Reference Price.

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“Vested Rollover Option” has the meaning set forth in Section 3.4(b).

“Waitr” has the meaning set forth in the Preamble.

“Waitr Articles of Incorporation” means those certain Articles of Amendment and Restatement of Articles of Incorporation of Waitr, dated as of December 23, 2016.

“Waitr Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other employment, consulting, bonus, deferred compensation, incentive compensation, equity or equity-based award, tip pooling, retention, relocation, vacation, change in control, transaction bonus, salary continuation, severance or termination pay, hospitalization, medical, dental, vision, life insurance, disability or sick leave benefit, supplemental unemployment benefit, profit-sharing, pension or retirement or other fringe benefit or compensatory plan, program, agreement or arrangement, in each case (a) that is maintained, sponsored or contributed to by Waitr in respect of any current or former directors, officers or employees of Waitr or (b) to which Waitr has any liability.

“Waitr Capital Stock” means, collectively, Waitr Common Stock and Waitr Preferred Stock.

“Waitr Cashing Out Convertible Notes” has the meaning set forth in Section 3.8.

“Waitr Closing Schedule” has the meaning set forth in Section 3.1(a).

“Waitr Common Stock” means the common shares of Waitr, par value $0.00001 per share.

“Waitr Convertible Note Cash Out Amount” has the meaning set forth in Section 3.8.

“Waitr Convertible Note Holder” has the meaning set forth in Section 3.1(a)(viii).

“Waitr Convertible Notes” means the convertible promissory notes issued by Waitr listed on Schedule 1.1.

“Waitr Converting Convertible Notes” has the meaning set forth in Section 3.8.

“Waitr Dissenting Shares” means any shares of Waitr Capital Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights have been properly demanded in accordance with the LBCA in connection with the Merger.

“Waitr Intellectual Property” has the meaning set forth in Section 4.18(a).

“Waitr Letter of Transmittal” has the meaning set forth in Section 3.7(a).

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“Waitr Material Adverse Effect” means, with respect to any change, event, fact or condition, individually or in the aggregate, together with all other changes, events, facts and conditions that have occurred prior to the date of determination, any material adverse effect upon (a) the business, results of operations, workforce, prospects, properties, assets, liabilities or condition (financial or otherwise) of Waitr, or (b) the ability of Waitr to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder; provided, however, that the following shall not be deemed either alone or in combination to constitute, and no adverse change, event, fact or condition directly resulting from any of the following shall be taken into account in determining whether any change, event, fact or condition has had or would reasonably be expected to have a Waitr Material Adverse Effect: (i) changes in general economic conditions, to the extent that they do not have a materially disproportionate effect on Waitr; (ii) changes generally affecting the specific industry in which Waitr operates, to the extent that they do not have a materially disproportionate effect on Waitr relative to other industry participants; and (iii) any act of terrorism, war, calamity or act of God, to the extent that such act does not have a materially disproportionate effect on Waitr.

“Waitr Option Plan” has the meaning set forth in Section 4.6(b).

“Waitr Options” has the meaning set forth in Section 4.6(b).

“Waitr Parties” means, collectively, Waitr and each of its Subsidiaries.

“Waitr Preferred Stock” means the preferred shares of Waitr, par value $0.00001 per share, designated as the Series AA Preferred Shares, the Series Seed I Preferred Shares and the Series Seed II Preferred Shares, and any other equity securities of Waitr with preferential rights to Waitr Common Stock.

“Waitr Stockholder” means a holder of Waitr Capital Stock.

“Waitr Stockholder Approval” means the consent of the holders of at least a majority of each of (a) the Waitr Common Stock, (b) the Series AA Preferred Stock, (c) the Series Seed I Preferred Stock and (d) the Series Seed II Preferred Stock, in each instance entitled to vote at a meeting of the stockholders of Waitr and voting separately as a series approving the Merger, as provided for in the Waitr Articles of Incorporation.

“Waitr Warrants” has the meaning set forth in Section 4.6(a).

“Waitr Warrant Holder” has the meaning set forth in Section 3.1(a)(vii).

“Waitr Web Site” means any public or private website (including mobile apps) owned, maintained, or operated at any time by or on behalf of Waitr.

“Waitr’s Knowledge,” “Knowledge of Waitr” or similar phrases,” means the actual knowledge of each of Chris Meaux and Dave Pringle and the knowledge that such individuals would have after reasonable investigation and inquiry by such individuals.

“Warrant Cash Amount” means, for each Waitr Warrant, an amount of cash (rounded up to the nearest whole cent) equal to the product of (a) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price per share of Waitr Common Stock subject to such Waitr Warrant multiplied by (b) the number of shares of Waitr Common Stock subject to such Waitr Warrant multiplied by (c) the Cash Percentage.

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“Warrant Stock Amount” means, for each Waitr Warrant, a number of shares of Landcadia Common Stock equal to the product of (a)(i) the excess, if any, of the Per Share Merger Consideration over the applicable exercise price per share of Waitr Warrant multiplied by (ii) the number of shares of Waitr Common Stock subject to such Waitr Warrant multiplied by (iii) the Stock Percentage, divided by (b) the Reference Price.

“Working Capital Line of Credit” means an unsecured line of credit, credit facility or term loan with a maximum principal amount not to exceed $3,000,000.

“Year-End Financial Statements” has the meaning set forth in Section 4.7(a).

Section 1.2           Construction. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form. As used in this Agreement, the word “including” and its derivatives means “without limitation” and its derivatives, the word “or” is not exclusive and the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement. The Disclosure Schedules and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof. Any capitalized terms used in any Disclosure Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement (or, in the absence of any ascribed meaning, the meaning customarily ascribed to any such term in the applicable industry or in general commercial usage). Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person. All references to dollars (or the symbol “$”) contained herein shall be deemed to refer to United States dollars. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

II. Merger; CLOSING

Section 2.1           The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with Applicable State Law, at the Effective Time, (a) Waitr shall merge with and into Merger Sub, and (b) the separate corporate existence of Waitr shall cease and Merger Sub shall continue its corporate existence under the DGCL as the surviving corporation in the Merger (the “Surviving Corporation”). The Merger shall be consummated in accordance with this Agreement and Applicable State Law and evidenced by a Certificate of Merger between Merger Sub and Waitr to be filed in Delaware in the form of Exhibit D-1 (the “Delaware Certificate of Merger”) and Articles of Merger to be filed in Louisiana in the form of Exhibit D-2 (the “Louisiana Articles of Merger” and, together with the Delaware Certificate of Merger, the “Certificates of Merger”).

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Section 2.2           Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and Applicable State Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and Waitr shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Waitr shall become debts, liabilities and duties of the Surviving Corporation.

Section 2.3           Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, commencing at 10:00 a.m. NY time on the date that is two (2) Business Days after the date on which all conditions set forth in Article VII shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Landcadia and Waitr may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 2.4           Effective Time. Promptly after the Closing, Merger Sub and Waitr shall cause the Certificates of Merger to be filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL, and the Secretary of State of the State of Louisiana, in accordance with the relevant provisions of the LBCA, as the case may be (the date and time of acceptance by the Secretary of State of the State of Delaware and the Secretary of State of the State of Louisiana of such filings or such later time as may be agreed to by Landcadia and Waitr (and set forth in the Certificates of Merger) being referred to herein as the “Effective Time”).

Section 2.5           Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, (a) the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation or as provided by applicable Law; provided, however, that, in each case, the name of the corporation set forth therein shall be changed to “Waitr Inc.”

Section 2.6           Directors and Officers of the Surviving Corporation. At the Effective Time, the directors and officers set forth in Schedule 2.6 shall become the directors and officers of the Surviving Corporation and shall remain the directors and officers of the Surviving Corporation after the Merger, in each case until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

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Section 2.7           Directors and Officers of Landcadia. At the Effective Time, the Parties shall cause to be elected to the Landcadia Board and nominated as officers of Landcadia, certain designated individuals provided in the manner set forth in Schedule 2.7, who shall become the directors and officers of Landcadia and shall remain the directors and officers of Landcadia after the Merger, in each case until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal.

III. MERGER CONSIDERATION; EFFECTS ON THE CAPITAL STOCK

Section 3.1           Closing Date Statements.

(a)          Not less than two (2) Business Days prior to the Closing Date, Waitr shall deliver to Landcadia a statement (the “Waitr Closing Schedule”), signed by the Chief Financial Officer of Waitr, which sets forth the following, as of immediately prior to the Effective Time (or at such other time as specified herein):

(i)          the Per Share Merger Consideration and Exchange Ratio;

(ii)         the Stock Portion;

(iii)        the Cash Portion;

(iv)        (A) the name and address of each Waitr Stockholder, (B) the number and type of shares of Waitr Capital Stock held by each Waitr Stockholder, (C) where applicable, the respective certificate numbers held by each Waitr Stockholder, (D) the Cash Portion to be paid to each Waitr Stockholder at the Closing in respect of each type of shares of Waitr Capital Stock held by such Waitr Stockholder, and (E) the Stock Portion to be paid to each Waitr Stockholder at the Closing in respect of each type of shares of Waitr Capital Stock held by such Waitr Stockholder, with respect to (D) and (E), in each case, pursuant to Section 3.3;

(v)         (A) the name and address of each holder of Vested Options (each, a “Vested Option Holder”), (B) the number of shares of Waitr Common Stock underlying each Vested Option held by each such Vested Option Holder, (C) the grant date, expiration date and exercise price per share of each Vested Option held by each such holder, (D) the Aggregate In-the-Money Vested Option Exercise Price, (E) the Vested Option Cash Amount to be paid to each holder of a Vested Cash Option at the time such Vested Cash Option is cancelled, and (F) the Vested Option Stock Amount to be paid to each holder of a Vested Share Option at the time of exercise of such Vested Share Option, with respect to (E) and (F), in each case, pursuant to Section 3.4(a);

(vi)        (A) the name and address of each holder of Unvested Options (each, an “Unvested Option Holder”), (B) the grant date, expiration date and exercise price per share and vesting schedule of each Unvested Company Option held by each such Unvested Option Holder and (C) for each Unvested Option Holder, the Rollover Option Amount;

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(vii)       (A) the name and address of each holder of Waitr Warrants (each, a “Waitr Warrant Holder”); (B) the number of shares of Waitr Common Stock underlying the Waitr Warrants held by each such Waitr Warrant Holder, (C) the grant date, expiration date, exercise price per share, vesting schedule and vested status of each Waitr Warrant held by each Waitr Warrant Holder, (D) the Warrant Cash Amount to be paid to each Waitr Warrant Holder at the Closing, and (E) the Warrant Stock Amount to be paid to each Waitr Warrant Holder at the Closing, with respect to (D) and (E), in each case, pursuant to Section 3.5;

(viii)      (A) the name and address of each holder of Waitr Convertible Notes (each, a “Waitr Convertible Note Holder”), (B) the principal amount outstanding and accrued interest, as of the Closing Date, for each Convertible Note held by such Waitr Convertible Note Holder, (C) the number of shares of Series AA Preferred Stock into which such Waitr Convertible Note, if a Waitr Converting Convertible Note, will be converted immediately prior to the Effective Time, and (D) the Waitr Convertible Note Cash Out Amount for each Waitr Convertible Note that is a Waitr Cashing Out Convertible Note; and

(ix)         a good faith estimate of (A) the Net Working Capital, as of 11:59 p.m. New York time on the day immediately preceding the Closing Date (the “Closing Net Working Capital”), and (B) the Transaction Expenses of Waitr as of immediately prior to the Closing.

(b)          Not less than two (2) Business Days prior to the Closing Date, Landcadia shall deliver to Waitr a statement signed by the Chief Financial Officer of Landcadia, which sets forth the following:

(i)          (A) the name of each holder of record of Landcadia Capital Stock on the books and records of Landcadia, (B) the number of shares of Landcadia Capital Stock owned by each such stockholder, (C) the name of each holder of Landcadia Warrants and the number of shares of Landcadia Class A Common Stock that are issuable upon the full exercise of the Landcadia Warrants, and the exercise price payable with respect thereto; and

(ii)         a good faith estimate of (A) the Redemption Amount, as of 11:59 p.m. New York time on the day immediately preceding the Closing Date, (B) the Transaction Expenses of Landcadia as of immediately prior to the Closing; and (C) the Additional Cash Amount, if any.

Section 3.2           Merger Consideration.

(a)          At the Effective Time, Landcadia shall pay, or cause to be paid, with respect to the Waitr Capital Stock and Vested Options outstanding at the Effective Time, an aggregate amount equal to $300,000,000 (the “Merger Consideration”), in accordance with this Article III.

(b)          The Merger Consideration shall be allocated between cash and Landcadia Common Stock, as follows:

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(i)          cash (the “Cash Consideration”) in an aggregate amount equal to the sum of (A) the Minimum Cash Consideration Amount plus (B) the Additional Cash Amount, if any; and

(ii)         a number of shares of Landcadia Common Stock (the “Stock Consideration”) equal to the number derived by dividing (A) the Stock Consideration Value by (B) the Reference Price.

Section 3.3           Conversion of Waitr Capital Stock.

(a)          Conversion of Waitr Preferred Stock. At the Effective Time, each share of Waitr Preferred Stock (including all shares of Waitr Preferred Stock issued upon conversion of any Waitr Converting Convertible Notes but excluding (i) shares of Waitr Preferred Stock to be canceled pursuant to Section 3.3(c) and (ii) any shares of Waitr Preferred Stock that are Waitr Dissenting Shares) shall, by virtue of the Merger and without any action on the part of Landcadia, Merger Sub, Waitr or any Waitr Stockholder, be canceled and convert automatically into the right to receive that portion of the Cash Consideration and Stock Consideration as set forth on the Waitr Closing Schedule, in each case, payable, without interest, to the applicable Waitr Stockholder in accordance with Section 3.6 and Section 3.7.

(b)          Conversion of Waitr Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Landcadia, Merger Sub, Waitr or any Waitr Stockholder, each issued and outstanding share of Waitr Common Stock, excluding (i) shares of Waitr Common Stock to be canceled pursuant to Section 3.3(c) and (ii) any shares of Waitr Common Stock that are Waitr Dissenting Shares, shall be canceled and convert automatically into the right to receive that portion of the Cash Consideration and Stock Consideration as set forth on the Waitr Closing Schedule, in each case, payable, without interest, to the applicable Waitr Stockholder in accordance with Section 3.6 and Section 3.7. Each issued and outstanding share of Waitr Common Stock that is subject to a repurchase right in favor of Waitr that lapses or vests over time that has not otherwise been accelerated and waived by Waitr as of the Effective Time shall continue to be subject to the same repurchase right in favor of Landcadia upon the conversion of such Waitr Common Stock into Landcadia Common Stock.

(c)          Cancellation of Treasury Stock and Waitr-Owned Stock. At the Effective Time, without any action on the part of Waitr, each share of Waitr Capital Stock held in the treasury of Waitr shall be cancelled and extinguished automatically and shall cease to exist, without any conversion thereof, and no consideration shall be delivered in exchange for such shares of Waitr Capital Stock.

Section 3.4           Treatment of Waitr Options.

(a)          Vested Cash Options. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Vested Cash Option shall be cancelled and each holder of a Vested Cash Option that is so cancelled shall receive a cash payment equal to the Vested Option Cash Amount.

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(b)          Vested Share Options. Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders of the Waitr Options, Landcadia shall assume (i) the Waitr, Inc. 2014 Stock Plan and (ii) each Vested Share Option, and upon such assumption, each Vested Share Option shall be modified (as so modified, a “Vested Rollover Option”) so that each such Vested Rollover Option represents the right to acquire, upon exercise of such Vested Rollover Option, in full satisfaction of the rights of the applicable holder thereof, the Vested Option Stock Amount. The exercise price per share of Landcadia Common Stock with respect to the Vested Rollover Options shall be equal to the quotient obtained by dividing (i) the exercise price per share of Waitr Common Stock of such Vested Option by (ii) the Exchange Ratio; provided, however, the exercise price and the number of shares that may be purchased under each such Vested Rollover Option shall be further adjusted to the extent required to remain in compliance with, or exempt from, the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and in the case of each option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, the exercise price and the number of shares subject to the Vested Rollover Option shall be adjusted in a manner consistent with the requirements of Section 424 of the Code and the Treasury Regulations promulgated thereunder. Immediately following the Effective Time, each Vested Rollover Option shall be deemed to have been exercised, automatically and without any action of any party, on a “net exercise” basis and each holder of a Vested Rollover Option shall receive a number of shares of Landcadia Common Stock equal to the difference between (i) the number of shares of Landcadia Common Stock subject to such Vested Rollover Option minus (ii) a number of shares of Landcadia Common Stock equal to (A) the aggregate exercise price of such Vested Rollover Option divided by (B) the Reference Price.

(c)          Cancellation of Certain Vested Options. Each Vested Option that is not an In-the-Money Vested Option shall automatically, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, be cancelled.

(d)          Unvested Waitr Options. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, Landcadia shall assume each Waitr Option that is unvested, outstanding and unexercised as of immediately prior to the Effective Time (each, an “Unvested Option”) and each Unvested Option shall be converted into an option under the assumed Waitr, Inc. 2014 Stock Plan to acquire a number of whole shares of Landcadia Common Stock (rounded down to the nearest whole share) determined by multiplying (A) the number of shares of Waitr Common Stock subject to such Unvested Option as of immediately prior to the Effective Time by (B) the Exchange Ratio, at an exercise price per share of Landcadia Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Waitr Common Stock of such Unvested Option by (B) the Exchange Ratio, and with the same vesting schedule to which such Unvested Option was subject as of immediately prior to the Effective Time; provided, however, that the exercise price and the number of shares that may be purchased under each Unvested Option shall be further adjusted to the extent required to remain in compliance with, or exempt from, the requirements of Section 409A of the code and the Treasury Regulations promulgated thereunder, and that each such Unvested Option that is an “incentive stock option” (as defined in Section 422 of the Code) shall be adjusted in accordance with the foregoing in a manner consistent with the requirements of Section 424 of the Code and the Treasury Regulations promulgated thereunder. The Parties intend that the adjustments in this Section 3.4(d) are in accordance with Treasury Regulation Section 1.409A-1(B)(5)(v)(D) and shall not subject any Unvested Option to Section 409A.

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Section 3.5           Treatment of Waitr Warrants. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Waitr Warrant outstanding and unexercised as of immediately prior to the Effective Time shall automatically be converted into the right to receive, in full satisfaction of the rights of the applicable holder thereof the Warrant Cash Amount and the Warrant Stock Amount, as set forth on the Waitr Closing Schedule.

Section 3.6           Payment of the Merger Consideration.

(a)          At the Effective Time, Landcadia shall deposit, or shall cause to be deposited, with the Exchange Agent, in each case as set forth on the Waitr Closing Statement, in trust for the benefit of the Waitr Stockholders, Waitr Warrant Holders and In-the-Money Vested Option Holders:

(i)          evidence of book-entry shares representing a number of whole shares of Landcadia Common Stock equal to the aggregate Stock Consideration deliverable to Waitr Stockholders, Waitr Warrant Holders and In-the-Money Vested Option Holders pursuant to this Article III, which shares of Landcadia Common Stock shall be subject to a Stockholder Lockup Agreement;

(ii)         the Cash Consideration; and

(iii)        an aggregate amount of cash payable to Waitr Stockholders and Vested Option Holders in lieu of fractional shares pursuant to Section 3.7(c).

(b)          Any such shares of Stock Consideration, Cash Consideration or other cash deposited with the Exchange Agent, together with any interest or other earnings thereon shall hereinafter be referred to as the “Exchange Agent Fund.” The Exchange Agent Fund shall be subject to the terms of this Agreement and the Exchange Agent Agreement.

(c)          Subject to Section 3.7, as soon as reasonably practicable after the Effective Time, Landcadia shall cause to be issued or paid from the Exchange Agent Fund to each Waitr Stockholder that holds Waitr Capital Stock (other than shares of Waitr Common Stock to be canceled pursuant to Section 3.3(c) and any Waitr Dissenting Shares), Waitr Warrant Holder and In-the-Money Vested Option Holder, immediately prior to the Effective Time and as set forth in the Waitr Closing Statement, (A) evidence of book-entry shares representing the number of whole shares of the aggregate Stock Portion payable to such Waitr Stockholder, Waitr Warrant Holder and In-the-Money Vested Option Holder, which shares shall be subject to the Stockholder Lockup Agreement, and (B) an amount of cash equal to (1) the aggregate Cash Portion payable to payable to such Waitr Stockholder, Waitr Warrant Holder and In-the-Money Vested Option Holder, plus (2) any cash in lieu of fractional shares that such payable to such Waitr Stockholder, Waitr Warrant Holder and In-the-Money Vested Option Holder has the right to receive pursuant to Section 3.7(c), by wire transfer of immediately available funds to the account such Waitr Stockholder identified in the Waitr Letter of Transmittal for such Waitr Stockholder. Notwithstanding anything in this Agreement to the contrary, the aggregate Cash Portion payable to the Waitr Stockholders, Waitr Warrant Holders and In-the-Money Vested Option Holders listed on Schedule 3.6(c) shall be subject to the limitations set forth on Schedule 3.6(c) and, to the extent the aggregate Cash Portion payable to such Waitr Stockholders, Waitr Warrant Holders and In-the-Money Vested Option Holders exceeds the limitations set forth on Schedule 3.6(c), such excess (the “Excess Cash Portion Amount”) shall be deemed not payable in cash under this Agreement and shall be paid in shares of Landcadia Common Stock to such Waitr Stockholders, Waitr Warrant Holders and In-the-Money Vested Option Holders in a number equal to (i) the Excess Cash Portion Amount attributable to such Waitr Stockholder, Waitr Warrant Holder and In-the-Money Vested Option Holder divided by (ii) the Reference Price.

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(d)          Notwithstanding anything in this Agreement to the contrary, Landcadia shall not be obligated to issue shares of Landcadia Common Stock to any Waitr Stockholder that Landcadia, in its sole discretion, does not reasonably believe is an “accredited investor” within the meaning of Regulation D promulgated by the SEC under the Securities Act (each, a “Non-Accredited Waitr Stockholder”). In lieu of issuing the shares of Landcadia Common Stock to which such Non-Accredited Waitr Stockholder would otherwise be entitled under this Article III, Landcadia may, in its sole discretion, elect to pay to such Non-Accredited Waitr Stockholder an amount in cash (the “Substitute Cash Amount”) equal to the product of (i) the Stock Portion payable to such Non-Accredited Waitr Stockholder, as set forth on the Waitr Closing Statement, multiplied by (ii) the Reference Price.

Section 3.7           Procedures Regarding Waitr Capital Stock.

(a)          Payment Procedures. Prior to the Closing, Waitr shall mail or otherwise deliver, or shall cause the Exchange Agent to mail or otherwise deliver, to each Waitr Stockholder entitled to receive the Stock Consideration pursuant to Section 3.3(b), a letter of transmittal to be agreed upon by the Parties and the Exchange Agent prior to the Closing (the “Waitr Letter of Transmittal”) together with any notice required pursuant to Section 262 of the DGCL or Part 13 of the LBCA. Subject to the satisfaction of the conditions in Article VII, in the event that at least three (3) Business Days prior to the Closing Date, a Waitr Stockholder does not deliver to the Exchange Agent a duly executed and completed Waitr Letter of Transmittal, then such failure shall not alter, limit or delay the Closing; provided, that such Waitr Stockholder shall not be entitled to receive its respective Stock Consideration until such Person delivers a duly executed and completed Waitr Letter of Transmittal to the Exchange Agent. Upon delivery of such duly executed Waitr Letter of Transmittal by such Waitr Stockholder to the Exchange Agent, such Waitr Stockholder shall be entitled to receive, subject to the terms and conditions of this Agreement, the Merger Consideration in respect of his, her or its shares of Waitr Common Stock referenced in such Waitr Letter of Transmittal. Until surrendered as contemplated by this Section 3.7, each share of Waitr Common Stock shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which such Waitr Stockholder is entitled pursuant to this Article III.

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(b)          No Further Rights. All Merger Consideration paid upon the surrender of Waitr Capital Stock in accordance with the terms of this Article III shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the securities represented by such Waitr Capital Stock and there shall be no further registration of transfers on the stock transfer books of Waitr Surviving Subsidiary of the shares of Waitr Capital Stock that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, holders of Waitr Capital Stock shall cease to have any rights as stockholders of Waitr, except as provided in this Agreement or by applicable Law.

(c)          Fractional Shares. Notwithstanding anything to the contrary contained herein, no evidence of book-entry shares representing fractional shares of Landcadia Common Stock shall be issued in exchange for Waitr Capital Stock or shares subject to Vested Options. In lieu of the issuance of any such fractional share, Landcadia shall pay to each former Waitr Stockholder or and Vested Option Holders that otherwise would be entitled to receive such fractional share an amount in cash (rounded up to the nearest whole cent) equal to the product of (i) the Reference Price multiplied by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Landcadia Common Stock that such Waitr Stockholder or and Vested Option Holders would otherwise be entitled to receive pursuant to this Article III.

(d)          Dividends. No dividends or other distributions declared with respect to Landcadia Common Stock, the record date for which is at or after the Effective Time, shall be paid to any Waitr Stockholder that has not delivered a properly completed, duly executed Waitr Letter of Transmittal. After the delivery of a duly executed Waitr Letter of Transmittal, Waitr Stockholder shall be entitled to receive any such dividends or other distributions, without any interest thereon, which had become payable with respect to Landcadia Common Stock issuable to such Waitr Stockholder.

(e)          Waitr Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, any Waitr Dissenting Share shall not be converted into the right to receive its applicable portion of the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Waitr Dissenting Share pursuant to the LBCA. Each holder of Waitr Dissenting Shares who, pursuant to the LBCA, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with the LBCA (but only after the value therefor shall have been agreed upon or finally determined pursuant to the LBCA). If, after the Effective Time, any Waitr Dissenting Share shall lose its status as a Waitr Dissenting Share, then any such share shall immediately be converted into the right to receive its applicable portion of the Merger Consideration as if such share never had been a Waitr Dissenting Share, and Landcadia shall deliver, or cause to be delivered in accordance with the terms of this Agreement, to the holder thereof, following the satisfaction of the applicable conditions set forth in this Section 3.7, its applicable portion of the Merger Consideration as if such share had never been a Waitr Dissenting Share. Waitr shall give Landcadia prompt notice of any demands for appraisal received by Waitr, withdrawals of such demands, and any other instruments served pursuant to the LBCA and received by Waitr. Waitr shall not, except with the prior written consent of Landcadia, voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand with respect to any Waitr Dissenting Share. Waitr shall enforce any contractual waivers that any holders of its equity securities have granted regarding appraisal rights that would apply to the Merger.

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Section 3.8           Treatment of Waitr Convertible Notes. At least five (5) days prior to the Closing Date, in accordance with the terms of each Waitr Convertible Note, Waitr shall notify each Waitr Convertible Note Holder of such holder’s option to (a) to have all outstanding principal and accrued interest under its respective Waitr Convertible Notes automatically converted to shares of Waitr Series AA Preferred Stock immediately prior to the Effective Time pursuant to the terms of the Waitr Convertible Notes (such Waitr Convertible Notes to be so converted, “Waitr Converting Convertible Notes”) or (b) receive an amount equal to 1.5 times the amount of principal outstanding and accrued interest under such Waitr Convertible Notes as of the Closing Date (such non-converting Waitr Convertible Notes, the “Waitr Cashing Out Convertible Notes” and such amount for each Waitr Cashing Out Convertible Note, the “Waitr Convertible Note Cash Out Amount”). At the Effective Time, Landcadia shall pay to each holder of a Waitr Cashing Out Convertible Note an amount in cash equal to the Waitr Convertible Note Cash Amount and, upon receipt thereof, the applicable Waitr Cashing Out Convertible Note shall be terminated without any further action by Waitr or the holder of the Waitr Cashing Out Convertible Note.

Section 3.9           Withholding Rights. Waitr, Landcadia and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such consideration under the Code, or any applicable provisions of state, local or non-U.S. tax Law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

IV. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

Except as set forth in the Disclosure Schedules (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), Waitr represents and warrants to Landcadia and Merger Sub, as follows:

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Section 4.1           Organization and Authority. Waitr is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Louisiana and (b) has all requisite corporate power and authority to own, lease or operate its assets and to conduct its business as it is now being conducted. The copies of the Organizational Documents of Waitr previously made available by Waitr to Landcadia and its representatives, are true, accurate and complete and are in effect as of the date of this Agreement. Waitr is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Waitr Material Adverse Effect on the ability of Waitr to enter into and perform its obligations under this Agreement.

Section 4.2           Authorization and Enforceability. Waitr has all requisite corporate or entity power and authority to execute, deliver and perform this Agreement and, upon receipt of Waitr Stockholder Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of Waitr, and except for Waitr Stockholder Approval, no other corporate proceeding on the part of Waitr is necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Waitr and assuming due authorization and execution by each other Party hereto, this Agreement constitutes a legal, valid and binding obligation of Waitr, enforceable against Waitr in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

Section 4.3           Noncontravention. The execution, delivery and performance of this Agreement by Waitr and, upon receipt of Waitr Stockholder Approval, the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of Waitr’s Organizational Documents, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Waitr, or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Material Contract, or (d) result in the creation of any Lien upon any of the material properties or assets of Waitr, except in the case of clauses (b), (c) and (d), where any such conflict has not had and would not reasonably be expected to have, individually or in the aggregate, a Waitr Material Adverse Effect.

Section 4.4           Subsidiaries. Schedule 4.4 lists for each Subsidiary of Waitr (a) its authorized (i) common stock, preferred stock or other equity interests, (ii) securities entitled to convert into or be exchanged for any security described in clause (i), and (iii) any option, warrant or other right to purchase or otherwise acquire any security described in clauses (i) and (ii) (collectively, the “Subsidiary Equity Interests”), (b) the number and type of Subsidiary Equity Interests issued and outstanding, and (c) the identity of each owner (of record and beneficially) of such Subsidiary Equity Interests and number held by each holder. All outstanding Subsidiary Equity Interests are owned of record by one or more of the Waitr Parties, free and clear of all Liens. All the outstanding Subsidiary Equity Interests of each Subsidiary of Waitr have been duly authorized and validly issued. No Subsidiary of Waitr has any outstanding subscription, option, warrant, call or exchange right, convertible security, or other obligations in effect giving any Person the right to acquire any Subsidiary Equity Interests.

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Section 4.5           Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any third party (other than Waitr Stockholder Approval) is required on the part of Waitr with respect to Waitr’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act, (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to materially impair or materially delay the ability of Waitr to perform its obligation under this Agreement or to consummate the transactions contemplated hereby, and (c) the filings of the Certificates of Merger in each of Delaware and Louisiana in accordance with the DGCL and the LBCA, respectively.

Section 4.6           Capitalization.

(a)          The authorized capital stock of Waitr consists of (i) 34,280,128 shares of Waitr Common Stock, of which 11,076,475 shares of Waitr Common Stock are issued and outstanding as of the date of this Agreement, (ii) 15,655,918 shares of Waitr Preferred Stock, designated as consisting of 8,171,138 shares of Series AA Preferred, of which 8,171,138 shares of Series AA Preferred are issued and outstanding as of the date of this Agreement, 3,804,763 shares of Series Seed I Preferred, of which 3,804,763 shares of Series Seed I Preferred are issued and outstanding as of the date of this Agreement, and 3,680,017 shares of Series Seed II Preferred, of which 3,680,017 shares of Series Seed II Preferred, and (iii) warrants to purchase an aggregate of 452,947 shares of Waitr Common Stock (the “Waitr Warrants”). All of the issued and outstanding shares of Waitr Capital Stock (x) have been duly authorized and validly issued and are fully paid and nonassessable, (y) were issued in compliance in all material respects with applicable Law, and (z) were not issued in breach or violation of any preemptive rights or Contract. All shares of Waitr Common Stock are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83. Set forth on Schedule 4.6(a) is a true, accurate and complete list of each of the holder of Waitr Capital Stock and the number of shares held by each stockholder as of the date hereof. Except as set forth on Schedule 4.6(a), there are no other shares of common stock, preferred stock or other equity interests of Waitr authorized, reserved, issued or outstanding.

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(b)          Waitr’s 2014 Share Plan (the “Waitr Option Plan”) authorized the issuance of up to 6,746,354 shares of Waitr Common Stock pursuant to awards granted under Waitr Option Plan, of which options to purchase 4,980,325 shares of Waitr Common Stock have been granted under Waitr Option Plan and are outstanding as of the date hereof (the “Waitr Options”). Schedule 4.6(b) sets forth, as of the date of this Agreement, all outstanding or authorized (i) Waitr Options (and related Option Agreements), (ii) Waitr Warrants and (iii) any other warrants, convertible securities (including, the Waitr Convertible Notes and any convertible notes or other convertible debt instruments) or other rights, agreements, arrangements or commitments of any character relating to Waitr Capital Stock or obligating Waitr to issue or sell any shares of Waitr Capital Stock of, or any other interest in, Waitr, in each case, including the name of the holder of any such instruments set forth in (i), (ii) and (iii), above, and the date of grant, the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights and any applicable vesting schedule for any such securities or other rights. Except as set forth on Schedule 4.6(b), there are no outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that would require Waitr to issue, sell or otherwise cause to become outstanding any of its equity securities. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the shares of capital stock of Waitr or other equity securities of Waitr.

(c)          Except as set forth on Schedule 4.6(c), there are no voting trusts, stockholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of Waitr.

Section 4.7           Financial Statements.

(a)          Attached as Schedule 4.7(a)(i) are true, accurate and complete copies of the unaudited consolidated balance sheet and statements of income and cash flow of Waitr as of and for the twelve-months ended December 31, 2016 and 2017 (collectively, the “Year-End Financial Statements”) and an unaudited balance sheet and statements of income and cash flow of Waitr as of and for the three (3)-month period ended March 31, 2018 (the “Interim Financial Statements” and together with the Year-End Financial Statements, the “Financial Statements”).  The Financial Statements have been prepared in accordance with the modified cash basis method of accounting.  The Financial Statements present fairly, in all material respects, the financial position, results of operations and cash flows of Waitr as of the dates and for the periods indicated in such Financial Statements in accordance with past practice (except, for normal year-end adjustments the impact of which is not material) and were derived from, and accurately reflect in all material respects, the books and records of the Waitr Parties.  The Waitr Parties’ books and records are complete and accurate in all material respects.

(b)          As of the Closing, Waitr will have a positive Closing Net Working Capital.

Section 4.8           Indebtedness. Except as set forth on Schedule 4.8, no Waitr Party has any Indebtedness, other than accounts payable incurred in the ordinary course of business consistent with past practice.

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Section 4.9           Undisclosed Liabilities. There is no liability, debt or obligation against any Waitr Party that would be required to be set forth or reserved for on a balance sheet of such Waitr Party (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities and obligations (i) reflected or reserved for on the Financial Statements or disclosed in the notes thereto (if any) (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to the Waitr Parties, taken as a whole) or (ii) that have arisen since the date of the most recent balance sheet included in the Interim Financial Statements in the ordinary course of business consistent with past practice.

Section 4.10         Litigation and Proceedings. Except as set forth on Schedule 4.10, there are (a) no pending or, to Waitr’s Knowledge, threatened, Actions against any Waitr Party, or otherwise affecting any Waitr Party or its assets, that, individually or in the aggregate, would be material to the Waitr Parties, taken as a whole, and (b) to Waitr’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions. No Waitr Party or any property, asset or business of any Waitr Party is subject to any Governmental Order, or, to Waitr’s Knowledge, any continuing investigation by, any Governmental Authority, in each case that, individually or in the aggregate, would be material to any Waitr Party. There is no unsatisfied judgment or any open injunction binding upon any Waitr Party that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Waitr to enter into and perform its obligations under this Agreement.

Section 4.11         Compliance with Laws; Permits.

(a)          Each Waitr Party has complied, and is now complying, in each case in all material respects, with all Laws applicable to it or its business, properties or assets.

(b)          All material Permits required for each Waitr Party to conduct its business have been obtained by it and are valid and in full force and effect. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any material Permit of any Waitr Party.

Section 4.12         Contracts.

(a)          Schedule 4.12(a) contains a true, accurate and complete list of each of the following written or oral Contracts (collectively, the “Material Contracts”) to which a Waitr Party is a party or otherwise bound that is currently in effect:

(i)          each Contract that involves aggregate consideration in excess of $50,000 and that, in each case, cannot be cancelled by the Waitr Party party thereto without penalty or without more than thirty (30) days’ notice;

(ii)         each Contract or group of related Contracts with the same party for the purchase by any Waitr Party of products or services (A) under which the undelivered balance exceeds $50,000, or (B) which based on monthly payments prior to the Effective Date, involves a payment obligation of any Waitr Party in excess of $50,000 individually or in the aggregate;

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(iii)        each Contract or group of related Contracts with the same party for the sale of products or services by any Waitr Party (A) under which the undelivered balance exceeds $50,000, or (B) which based on monthly payments prior to the Effective Date, involves a payment obligation to any Waitr Party in excess of $50,000 individually or in the aggregate;

(iv)        each Contract that requires a Waitr Party to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(v)         each Contract that (A) prohibits any Waitr Party from engaging in any line of business or competing with any Person or in any geographic area or (B) restricts the Persons to whom a Waitr Party may sell products or deliver services, which prohibition or restriction set forth in (A) or (B) respectively, is material to the Waitr Parties, taken as a whole;

(vi)        each Contract that grants any rights of first refusal, rights of first offer or other similar rights to any Person (other than a Waitr Party) with respect to any material asset of a Waitr Party;

(vii)       each Contract pursuant to which a Waitr Party has acquired or disposed of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(viii)      each Contract for the employment of any officer or individual employee, any Contract for the provision of consulting services by any individual person or any Contract for the provision of services by any independent contractor;

(ix)         all Contracts related to Indebtedness;

(x)          all Contracts that provide for the indemnification by a Waitr Party of any Person or the assumption of liability of any Person

(xi)         each lease or agreement under which a Waitr Party is lessee of, or holds or operates, any tangible personal property or Leased Real Property owned by any other person;

(xii)        each lease or agreement under which a Waitr Party is lessor of, or permits any third party to hold or operate, any tangible property, real or personal, owned by any Waitr Party;

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(xiii)       all Contracts with any Governmental Authority;

(xiv)      any Contracts that provide for any joint venture, partnership or similar arrangement by any Waitr Party;

(xv)       all collective bargaining agreements or Contracts with any union or other labor organization;

(xvi)      all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;

(xvii)     each Contract pursuant to which a Waitr Party may be required to pay commissions or royalty payments;

(xviii)    all Contracts relating to the development, ownership, use, license of, registration, enforcement of or exercise of any rights under any Intellectual Property, excluding licenses of commercially available off-the-shelf software having a replacement cost of less than $25,000 and non-exclusive licenses granted by any Waitr Party to its customers in the ordinary course of business consistent with past practice;

(xix)       each master services agreement that materially deviates from the form of Waitr Master Services Agreement set forth on Schedule 4.12(a)(xix);

(xx)        each Privacy Contract; and

(xxi)       any other Contract that is material to a Waitr Party and not previously disclosed pursuant to this Section 4.12.

(b)          Each Material Contract is valid and binding on the Waitr Party party thereto in accordance with its terms and is in full force and effect. No Waitr Party or, to Waitr’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Waitr has made available to Purchase true, accurate and complete copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder).

Section 4.13         Real Property.

(a)          No Waitr Party currently owns, or has ever owned, any interest in real property.

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(b)          Schedule 4.13(b) sets forth a true, accurate and complete list of all leasehold or subleasehold estates and other rights to hold, use, possess or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by each Waitr Party as of the Effective Time (the “Leased Real Property”).

(c)          The Leased Real Property constitutes all of the facilities used or occupied by the Waitr Parties in the conduct of its business as currently conducted. With respect to the Leased Real Property: (i) to Waitr’s Knowledge, each Waitr Party has all easements and rights necessary to conduct its business, as currently conducted; (ii) no portion thereof is, to Waitr’s Knowledge, subject to any pending or threatened condemnation proceeding or proceeding by any Governmental Authority; (iii) no Waitr Party has received written notice, and to Waitr’s Knowledge, there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any other party or parties the right of use or occupancy of any portion of any parcel of Leased Real Property; (v) no Waitr Party has received any written notice of, and to Waitr’s Knowledge there are no, any outstanding options or rights of first refusal held by any other person to purchase any parcel of Leased Real Property, or any portion or interest therein; (vi) no Waitr Party has received written notice of, and to Waitr’s Knowledge there are no parties (other than a Waitr Party) in possession of any parcel of Leased Real Property, other than tenants under any leases of the Leased Real Property who are in possession of space to which they are entitled; and (vii) the Leased Real Property has been supplied with utilities and other services reasonably sufficient for the operation of each Waitr Party’s business as currently conducted and as proposed to be conducted.

Section 4.14         Title to Assets; Condition and Sufficiency.

(a)          The Waitr Parties have good and valid title to, or a valid leasehold or sub-leasehold interest in, all of the tangible properties and assets reflected in the Financial Statements, free and clear of any and all Liens, other than Permitted Liens. Other than this Agreement, there are no agreements with, options or rights granted in favor of, any person to directly or indirectly acquire any Waitr Party’s business, or any interest therein or any tangible properties or assets of a Waitr Party, other than in the ordinary course of business consistent with past practices. No tangible assets or properties used by each Waitr Party in the conduct of its business, as currently conducted, are held in the name or in the possession of any person or entity other than such Waitr Party.

(b)          The buildings, structures, furniture, fixtures, machinery, equipment and other items of tangible personal property of each Waitr Party are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures, furniture, fixtures, machinery, equipment and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, structures, furniture, fixtures, machinery, equipment and other items of tangible personal property currently owned or leased by the Waitr Parties, together with all other properties and assets of the Waitr Parties, are sufficient for the continued conduct of each Waitr Party’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Waitr Parties as currently conducted.

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Section 4.15         Employee Benefits.

(a)          Schedule 4.15(a) sets forth, as of the date of this Agreement, a complete list of all Waitr Benefit Plans. With respect to each Waitr Benefit Plan, Waitr has made available to Landcadia a current, true, accurate and complete copy of each such Waitr Benefit Plan (or if no such copy exists, a written description) and, to the extent applicable, (i) any amendment, (ii) employee handbooks, summary plan description and summary of material modification, (iii) trust agreement or other funding instrument, (iv) most recent three (3) years of Form 5500 and attachments, audited financial statements, actuarial reports and non-discrimination testing results.

(b)          Except as set forth on Schedule 4.15(b), all amounts owed by the Waitr Parties under the terms of any Waitr Benefit Plan have been timely paid in full when and as required to be paid. Except as set forth on Schedule 4.15(b), each Waitr Benefit Plan that provides health or welfare benefits is fully insured, and any incurred but not reported claims under each such Waitr Benefit Plan that is not fully insured have been accrued in accordance with GAAP. Each Waitr Party has paid in full all required insurance premiums, subject only to normal retrospective adjustments in the ordinary course of business, with regard to each Waitr Benefit Plan.

(c)          Each Waitr Benefit Plan has been established, maintained, administered and operated in accordance with its terms and in compliance with the applicable terms of ERISA, the Code, and any other applicable Law, in each case in all material respects. Each required report and description of an Waitr Benefit Plan (including Form 5500 annual reports, summary annual reports and summary plan descriptions, and summaries of material modifications) have been (to the extent required) timely filed with the Internal Revenue Service, the United States Department of Labor, or other Governmental Authority and distributed as required, and all notices required by ERISA or the Code or any other applicable Law with respect to each Waitr Benefit Plan have been given.

(d)          Each Waitr Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received, or is based on a form of plan that has received, a favorable determination or opinion letter from the Internal Revenue Service, and nothing has occurred, whether by action or failure to act, that could be expected to cause such determination letter to be revoked.

(e)          Except as set forth on Schedule 4.15(e), neither the execution and delivery of this Agreement nor the consummation or performance of the transactions contemplated herein shall accelerate the time of vesting for, change the time of payment to, result in severance pay or cause an increase in severance pay upon any termination of employment after the date hereof, or increase the amount of compensation due to, any director, employee or officer, of any Waitr Party, or result in the loss of deduction pursuant to Section 280G of the Code. No individual has a right to receive from any Waitr Party any gross-up payment in respect of taxes that may be imposed under Section 409A or Section 4999 of the Code.

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(f)          No Waitr Party or any ERISA Affiliate contributes to, or has any obligation to contribute to, or has ability liability (contingent or otherwise) with respect to, any plan that is subject to Title IV of ERISA.

(g)          There are no Waitr Benefit Plans that include, nor are there any current or former employees, officers, directors or consultants of any Waitr Party eligible for, any retiree medical or other post-employment health or welfare benefits, other than those receiving or eligible to receive COBRA continuation coverage under Section 4980B of the Code.

(h)          With respect to any Waitr Benefit Plan, including any assets of any such Waitr Benefit Plan or any fiduciary to any such Waitr Benefit Plan, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to Waitr’s Knowledge, threatened, and (ii) no administrative investigation, audit or other administrative proceeding by the United States Department of Labor, the Internal Revenue Service or other Governmental Authority is pending, or, to Waitr’s Knowledge, threatened. There has been no non-exempt “prohibited transaction” (and there will be none as a result of any of the transactions contemplated hereby) within the meaning of Section 4975(c) of the Code or Section 406 of ERISA involving the assets of any Waitr Benefit Plan.

(i)          Each Waitr Benefit Plan that is subject to Section 409A of the Code has been operated in material compliance with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder (collectively, “Section 409A”), and is in documentary compliance with the applicable provisions of Section 409A.

(j)          Each Waitr Benefit Plan, to the extent subject to the provisions of the Patient Protection and Affordable Care Act (“PPACA”), is and has been administered in all material respects in accordance with the requirements of PPACA, the Code, ERISA and other applicable Laws. No event has occurred with respect to any Waitr Benefit Plan that is subject to PPACA that would subject a Waitr Party or any ERISA Affiliate, to any material Tax, fine, Lien, penalty or other liability imposed by PPACA, ERISA, the Code or other applicable Laws.

(k)          With respect to each Waitr Benefit Plan that is subject to coverage, nondiscrimination and/or top-heavy testing, each such Waitr Benefit Plan has passed each such applicable test for each plan year for which the statute of limitations under the Code has not expired and/or has taken the appropriate actions to correct any failure of any such test within the applicable time limits.

Section 4.16         Labor and Employment.

(a)          No Waitr Party is a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union or other labor organization representing any of its employees, and there is no union organizing effort pending or threatened against any Waitr Party with respect to any employees. There has not been, nor to Waitr’s Knowledge, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting any Waitr Party.

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(b)          Except as set forth on Schedule 4.16(b), each Waitr Party is and has been in compliance, in all material respects, with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, independent contractors and consultants of such Waitr Party, including hiring, termination, discrimination, workplace safety, workers’ compensation, payment of taxes, immigration, terms and conditions of employment, wages and hours, classification (exempt/nonexempt and independent contractor/employee) and the Workers Adjustment and Retraining Notification Act. Except as set forth on Schedule 4.16(b), there are no Actions against any Waitr Party pending, or to Waitr’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former employee, consultant or independent contractor of any Waitr Party, including, without limitation, any charge, investigation or claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment-related matter arising under applicable Laws, in each case that would otherwise subject any Waitr Party to any material liability.

(c)          Notwithstanding anything to the contrary in this Agreement, each Waitr Party is in compliance with the FLSA, in all material respects, including, but not limited to, its requirements concerning tip-credits and tip-pooling. To the extent a Waitr Party is operating in any jurisdiction that contains laws, statutes, or ordinances concerning such Waitr Party’s wage and hour practices, including, without limitation, any requirements concerning tipped employees, tip-credits and tip-pooling, that are more restrictive than the FLSA, this representation expressly includes such Waitr Party’s compliance with such laws, statutes, or ordinances.

Section 4.17         Taxes.

(a)          All material Tax Returns required by Law to be filed by each Waitr Party have been timely filed, and all such Tax Returns are true, accurate and complete in all material respects.

(b)          All material amounts of Taxes due and owing by each Waitr Party have been paid.

(c)          Each Waitr Party has (i) withheld all material amounts required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority; and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

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(d)          No Waitr Party is engaged in any material audit or other administrative proceeding with a taxing authority or any judicial proceeding with respect to Taxes. No Waitr Party has received any written notice from a taxing authority of a dispute or claim with respect to a material amount of Taxes, other than disputes or claims that have since been resolved, and to Waitr’s Knowledge, no such claims have been threatened. With respect to each Waitr Party, no written claim has been made, and to Waitr’s Knowledge, no oral claim has been made, since such Waitr Party’s incorporation by any Governmental Authority in a jurisdiction where such Waitr Party does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of such Waitr Party and no written request for any such waiver or extension is currently pending.

(e)          No Waitr Party has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years immediately preceding the date of this Agreement.

(f)          No Waitr Party has been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(g)          No Waitr Party shall be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) any written agreement with a Governmental Authority executed on or prior to the Closing; (iii) installment sale or open transaction disposition made on or prior to the Closing; (iv) prepaid amount received on or prior to the Closing; (v) any election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); or (vi) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing.

(h)          There are no Liens with respect to Taxes on any of the assets of any Waitr Party, other than Liens for Taxes not yet due and payable.

(i)          No Waitr Party has ever (i) been a member of an Affiliated Group or (ii) had any liability for the Taxes of any Person (other than such Waitr Party) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) or as a transferee or successor, by contract or otherwise.

(j)          No Waitr Party is a party to or bound by, and does not have any obligation to any Governmental Authority or other Person under any Tax allocation, Tax sharing, Tax indemnification or similar agreements.

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(k)          No Waitr Party has granted any power of attorney that is currently in force with respect to any material Taxes or material Tax Returns.

(l)          No Waitr Party is or has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

Section 4.18         Intellectual Property.

(a)          The Waitr Parties own all right, title and interest in, or has a valid and enforceable written license or right to use, all the Intellectual Property used in connection with, or otherwise necessary for, conducting the business of the Waitr Parties as currently conducted and as proposed to be conducted (the “Waitr Intellectual Property”). Waitr is the sole and exclusive owner of all Owned Intellectual Property, free and clear of all Liens. To Waitr’s Knowledge, all Owned Intellectual Property is valid and enforceable.

(b)          Schedule 4.18(b) contains a true, accurate and complete list of all of the Owned Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority, quasi-governmental authority or registrar (the “Registered Intellectual Property”), including (i) the jurisdictions in which each such item of Registered Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed; (ii) the registration or application date, as applicable, for each such item of Registered Intellectual Property; and (iii) the record owner of each such item of Registered Intellectual Property. All Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. Schedule 4.18(b) also sets forth all material unregistered Owned Intellectual Property. Except as set forth on Schedule 4.18(b), no loss or expiration of any Owned Intellectual Property is threatened, pending or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by any Waitr Party, including failure by a Waitr Party to pay any required maintenance fees).

(c)          The Waitr Parties have taken all commercially reasonable action to maintain and protect all of Waitr Intellectual Property. The Waitr Parties have taken commercially reasonable measures to protect the confidentiality of all Trade Secrets and any other confidential information of the Waitr Parties (and any confidential information owned by any Person to whom a Waitr Party has a confidentiality obligation). No Trade Secrets or any other confidential information of the Waitr Parties or of any Person to whom a Waitr Party owes a duty of confidentiality has been disclosed by any Waitr Party to any Person other than pursuant to a written agreement restricting the disclosure and use of such Trade Secrets or any other confidential information by such Person. No current or former founder, officer, director, shareholder, employee, contractor, or consultant of a Waitr Party has any right, title or interest, directly or indirectly, in whole or in part, in any Waitr Intellectual Property. Each Waitr Party has obtained from all Persons (including all current and former founders, officers, directors, shareholders, employees, contractors, consultants and agents) who have created any Intellectual Property for a Waitr Party valid and enforceable written assignments of any such Intellectual Property to such Waitr Party and Waitr has made available true, accurate and complete forms of such assignments to Landcadia. To Waitr’s Knowledge, no Person is in violation of any such written confidentiality or assignment agreements.

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(d)          Schedule 4.18(d) sets forth a true, accurate and complete list of all Software that is Owned Intellectual Property. All such Software (i) conforms in all material respects with all specifications, representations, warranties and other descriptions established by the Waitr Parties or conveyed thereby to its customers or other transferees, (ii) is operative for its intended purpose free of any material defects or deficiencies and does not contain any Self-Help Code, Unauthorized Code or similar programs, (iii) has been upgraded as necessary so that the Software is fully functional in every material respect on currently available platforms, and (iv) has been maintained by the Waitr Parties on their own behalf or on behalf of their customers and other transferees to their reasonable satisfaction and in accordance with industry standards. The Waitr Parties have taken all commercially reasonable actions to make such Software and other third-party Software used in connection therewith scalable and sufficient in all material respects for the current and anticipated future needs of the business of Waitr and Waitr’s technology and product roadmap as currently planned and reasonably foreseeable.

(e)          All copies of source and object codes relating to all of the Software that is Owned Intellectual Property, and all derivative works or improvements thereof are complete and correct, except for minor deviations that would not have a material adverse effect on the function or use of any of such Software or cause such Software to malfunction. No Person other than a Waitr Party possesses a copy, in any form (print, electronic or otherwise), of any source code for such Software, and all such source code is in the sole possession of Waitr and has been maintained strictly confidential. No Waitr Party has any obligation to afford any Person access to any such source code. Waitr is in possession of all other material relating to the Software, including installation and user documentation, engineering specifications, flow charts and know-how reasonably necessary for the use, maintenance, enhancement, development and other exploitation of such Software as used in, or currently under development for, Waitr’s business.

(f)          Except as set forth on Schedule 4.18(f), no product or service of any Waitr Party (including any product or service of any Waitr Party currently under development) contains or otherwise uses any code that is, in whole or in part, subject to the provisions of any license to Publicly Available Software. All Publicly Available Software used by the Waitr Parties has been used in its entirety and without modification.

(g)          None of the Waitr Parties nor any of their consultants has used Publicly Available Software in whole or in part in the former or current development of any part of the Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Owned Intellectual Property in a manner that may (i) require, or condition the use or distribution of any Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any portion of such Owned Intellectual Property or (ii) otherwise impose any limitation, restriction or condition on the right or ability of the Waitr Parties to use, distribute or enforce any Owned Intellectual Property in any manner.

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(h)         The IT Assets are operational, fulfill the purposes for which they were acquired or developed, have security, back-ups and disaster recovery arrangements in place and hardware and Software support, maintenance and trained personnel that are sufficient in all material respects for the current and anticipated future needs of the business of the Waitr Parties. Waitr has disaster recovery and security plans, procedures and facilities and has taken reasonable steps to safeguard the availability, security and integrity of the IT Assets and all data and information stored thereon, including from unauthorized access and infection by Unauthorized Code. Waitr has maintained in the ordinary course of business all required licenses and service contracts, including the purchase of a sufficient number of license seats for all Software, with respect to the IT Assets. The IT Assets have not suffered any security breach or material failure within the past five (5) years.

(i)          Each Waitr Party, the former and current conduct of the business of each Waitr Party and all products and services of the Waitr Parties and the use thereof have not infringed or otherwise violated, and do not infringe or otherwise violate, any Intellectual Property rights of any Person. Except as set forth on Schedule 4.18(i), no Waitr Party is the subject of any pending legal proceeding that (i) alleges a claim of infringement, misappropriation, dilution or violation of any Intellectual Property rights of any Person, and no such claim has been asserted or threatened against any Waitr Party at any time since the date incorporation of such Waitr Party or (ii) challenges the ownership, use, patentability, registration, validity or enforceability of any Owned Intellectual Property. Except as set forth on Schedule 4.18(i), no Person has notified a Waitr Party that any of such Person’s Intellectual Property rights are infringed, misappropriated or otherwise violated by a Waitr Party or that a Waitr Party requires a license to any of such Person’s Intellectual Property rights in order for such Waitr Party to continue activities that are material to such Waitr Party’s business as currently conducted or as proposed to be conducted. Except as set forth on Schedule 4.18(i), to Waitr’s Knowledge, there is no actual unauthorized use, interference, disclosure, infringement, misappropriation or violation by any Person of any of the Owned Intellectual Property, and no written or oral claims alleging such infringement, violation or misappropriation have been made since Waitr’s incorporation against any Person by Waitr.

(j)          No Waitr Party has agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to any of Waitr Intellectual Property or any Intellectual Property that was formerly Waitr Intellectual Property.

(k)          The consummation of the transactions contemplated by this Agreement will not, pursuant to any Contract to which a Waitr Party is a party, result in the loss or impairment of any Waitr Party’s right to own or use any Waitr Intellectual Property. Immediately subsequent to the Closing, the Waitr Intellectual Property shall be owned or available for use by the Waitr Parties on terms and conditions identical to those under which the Waitr Parties own or use the Waitr Intellectual Property immediately prior to the Closing, without payment of additional fees.

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(l)          Except as set forth on Schedule 4.18(l), no Waitr Party has experienced any Security Breaches or material Security Incidents, and no Waitr Party has received any written or oral notices or complaints from any Person regarding such a Security Breach or material Security Incident. No Waitr Party has received any written or oral complaints, claims, demands, inquiries or other notices, including without limitation a notice of investigation, from any Person (including any governmental authority or self-regulatory authority or entity) regarding such Waitr Party’s Processing of Personal Information or compliance with applicable Privacy and Security Requirements. Each Waitr Party maintains systems and procedures reasonably intended to receive and respond to complaints regarding such Waitr Party’s Processing of Personal Information.

(m)          Each Waitr Party is and always has been in material compliance with all applicable Privacy and Security Requirements. Waitr has made available to Landcadia true, accurate and complete copies of all Privacy Policies and Privacy Contracts. Each Waitr Party has a valid and legal right (whether contractually, by law or otherwise) to access or use all Personal Information and any other information of any Person that is Processed by or on behalf of such Waitr Party in connection with the use and/or operation of its products, services and business. Each Privacy Policy (i) is incorporated into the User Agreement, (ii) states that Personal Information and other data may be transferred in a merger, acquisition, reorganization, or sale of assets, and (iii) states how Personal Data and other data are Processed by any Waitr Web Site or any Software. Waitr requires each user of Waitr Web Site and Software to agree and consent to the applicable Privacy Policy.

(n)          Each Waitr Party has implemented reasonable physical, technical and administrative safeguards designed to protect Personal Information in its possession or control from unauthorized access by any Person, including such Waitr Party’s employees and contractors, and to ensure compliance in all material respects with all applicable Privacy and Security Requirements. Each Waitr Party contractually requires all third parties who have access to or receive Personal Information from such Waitr Party to materially comply with all applicable Privacy and Security Requirements, and to use commercially reasonable efforts consistent with industry standards to store and secure all Personal Information to protect against unauthorized Processing of the Personal Information.

(o)          The execution, delivery, or performance of this Agreement and the consummation of the contemplated transactions shall not violate any applicable Privacy and Security Requirements or result in or give rise to any right of termination or other right to impair or limit any Waitr Party’s rights to own or Process any Personal Information used in or necessary for the conduct of the Business.

(p)          The Waitr Parties have implemented business continuity and disaster recovery plans and have arranged for back-up data processing services adequate to meet their data processing needs in the event that the information systems material to the Waitr Parties (or any of their material components) are rendered temporarily or permanently inoperative as a result of a natural or other disaster.

Section 4.19         Insurance.

(a)          Schedule 4.19(a) sets forth a true, accurate and complete list of all insurance policies maintained by each Waitr Party, specifying the type of coverage, the amount of coverage, the insurer, the policy number and the expiration date of each such policy (collectively, the “Insurance Policies”). The insurance coverage that each Waitr Party carries is adequate and appropriate for its business as presently conducted and proposed to be conducted.

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(b)          With respect to each Insurance Policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the execution of this Agreement and the consummation of the transactions contemplated hereby; (iii) no Waitr Party or any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof.

Section 4.20         Absence of Changes.

(a)          Since the date of the most recent balance sheet included in the Interim Financial Statements, each Waitr Party has operated its business in the ordinary course, consistent with its past practices, and there has not been any been any change, development, condition, occurrence, event or effect relating to such Waitr Party that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Waitr Material Adverse Effect.

(b)          From the date of the most recent balance sheet included in the Interim Financial Statements through the date of this Agreement, no Waitr Party has taken any action that (i) would be prohibited from being freely taken by Section 6.1 if such action had been taken after the date hereof and (ii) is material to the Waitr Parties, taken as a whole.

Section 4.21         Interested Party Transactions. Except as set forth on Schedule 4.21, no current officer or director of any Waitr Party or, to Waitr’s Knowledge, any current stockholder or employee, or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person, has had, either directly or indirectly, a material interest in: (a) any person or entity that purchases from, or sells, licenses or furnishes to, any Waitr Party any goods, property, technology, intellectual or other property rights or services; or (b) any Contract to which a Waitr Party is a party or by which it may be bound.

Section 4.22         Change of Control Payments. Except as set forth on Schedule 4.22, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due from a Waitr Party to any stockholder, director, officer or employee of any Waitr Party, or any such payment materially increasing or accelerating (except as contemplated by this Agreement or the effect of which is contingent upon the consummation of the Merger).

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Section 4.23         Information Supplied. None of the information relating to the Waitr Parties supplied by any Waitr Party, or by any other Person acting on behalf of a Waitr Party, in writing for inclusion in the Landcadia Business Combination Proxy Statement shall, as of the date the Landcadia Business Combination Proxy Statement (or any amendment or supplement thereto) is first mailed to the Landcadia Common Stockholders, at the time of the Special Meeting, or at the Effective Time, contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading in any material respect.

Section 4.24         No Brokers’ Fees. Except as set forth on Schedule 4.24 (which fees shall be the sole responsibility of Waitr), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Waitr or any of its Affiliates.

Section 4.25         No Additional Representations and Warranties. Except as provided in this Article IV, none of Waitr or any of its directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty to Landcadia, Merger Sub or their Affiliates.

V. REPRESENTATIONS AND WARRANTIES OF LANDCADIA AND MERGER SUB

Except as set forth on the Disclosure Schedules (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent) or in the SEC Reports, Landcadia represents and warrants to Waitr as of the date of this Agreement as follows:

Section 5.1           Organization and Authority. Each of Landcadia and Merger Sub (a) is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and (b) has all requisite corporate power and authority to own, lease or operate its assets and to conduct its business as it is now being conducted. Each of Landcadia and Merger Sub is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Landcadia or Merger Sub to enter into this Agreement or consummate the transactions contemplated hereby.

Section 5.2           Authorization and Enforceability.

(a)          Each of Landcadia and Merger Sub has all requisite corporate or entity power and authority to execute, deliver and perform this Agreement and, upon receipt of Landcadia Business Combination Approval, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of Landcadia and Merger Sub, and except for Landcadia Business Combination Approval, no other corporate proceeding on the part of Landcadia or Merger Sub is necessary to authorize this Agreement (assuming, if such consummation and performance, as applicable, would occur after May 24, 2018, that Landcadia Extension Approval has been obtained). This Agreement has been duly and validly executed and delivered by each of Landcadia and Merger Sub and assuming due authorization and execution by each other Party hereto, this Agreement constitutes a legal, valid and binding obligation of each of Landcadia and Merger Sub, enforceable against Landcadia and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

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(b)          The affirmative vote of holders of a majority of the outstanding shares of Landcadia Class A Common Stock and Landcadia Class F Common Stock, voting as a single class, entitled to vote at the Special Meeting, assuming a quorum is present, to approve the Transaction Proposals are the only votes of any of Landcadia’s capital stock necessary in connection with the entry into this Agreement by Landcadia, and the consummation of the transactions contemplated hereby, including the Closing (the “Landcadia Business Combination Approval”).

(c)          At a meeting duly called and held, the Landcadia Board unanimously: (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Landcadia Common Stockholder; (ii) determined that the fair market value of Waitr is equal to at least 80% of the amount held in the Trust Account (excluding any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) as of the date hereof; (iii) approved the transactions contemplated by this Agreement as a Business Combination; and (iv) resolved to recommend to Landcadia Common Stockholders the approval of the transactions contemplated by this Agreement.

Section 5.3           Noncontravention. Subject to Landcadia Extension Approval, the execution, delivery and performance of this Agreement by Landcadia and Merger Sub and, upon receipt of Landcadia Business Combination Approval, the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of Landcadia Organizational Documents or any organizational documents of any Subsidiaries of Landcadia (including Merger Sub), (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Landcadia or Merger Sub, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Landcadia or any Subsidiaries of Landcadia (including Merger Sub) is a party or by which any of them or any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of Landcadia (including Merger Sub), except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Landcadia or Merger Sub to enter into and perform its respective obligations under this Agreement.

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Section 5.4           Litigation and Proceedings. There are no pending or, to the knowledge of Landcadia, threatened, Actions against Landcadia or Merger Sub, or otherwise affecting Landcadia or Merger Sub or their assets, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a Landcadia Material Adverse Effect.

Section 5.5           Governmental Authorities; Consents. Subject to receipt of Landcadia Business Combination Approval, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Landcadia or Merger Sub with respect to Landcadia or Merger Sub’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements of the HSR Act and Federal Securities Laws.

Section 5.6           Financial Ability; Trust Account.

(a)          There is at least $250,000,000 (less, as of the Closing, the Redemption Amount payable to the holders of Landcadia Class A Common Stock who have validly exercised their right to receive payment pursuant to Landcadia Stock Redemption) invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trustee”), pursuant to that certain Investment Management Trust Agreements, dated May 25, 2016, by and between Landcadia and the Trustee (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and Landcadia Organizational Documents. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Landcadia has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred that, with due notice or lapse of time or both, would constitute such a default thereunder. There are no claims or proceedings pending with respect to the Trust Account. Since May 25, 2016, Landcadia has not released any money from the Trust Account. As of the Effective Time, the obligations of Landcadia to dissolve or liquidate pursuant to Landcadia Organizational Documents shall terminate, and as of the Effective Time, Landcadia shall have no obligation whatsoever pursuant to Landcadia Organizational Documents to dissolve and liquidate the assets of Landcadia by reason of the consummation of the transactions contemplated hereby.

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(b)          As of the date hereof, and assuming the rights of Landcadia Common Stockholders to cause Landcadia to redeem their shares of Landcadia Class A Common Stock for cash pursuant to Landcadia Organizational Documents are not exercised, available cash in the Trust Account is sufficient for Merger Sub and the Surviving Company to complete the transactions contemplated by this Agreement and to pay all fees, prepayment premiums, costs (including breakage costs and termination amounts) and expenses required to be paid by Landcadia or Merger Sub in connection with the transactions contemplated by this Agreement. As of the date hereof, assuming the accuracy of the representations and warranties of Waitr contained herein and the compliance by Waitr with its obligations hereunder, none of Landcadia or Merger Sub has any reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Landcadia and Merger Sub on the Closing Date.

Section 5.7           No Brokers’ Fees. Except as set forth on Schedule 5.7 (which fees shall be the sole responsibility of Landcadia), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Landcadia or any of its Affiliates.

Section 5.8           Solvency. Assuming that the representations and warranties of Waitr contained in this Agreement are true, accurate and complete in all material respects, and after giving effect to the Merger, at and immediately after the Effective Time, each of Landcadia and the Surviving Company (a) will be solvent, (b) will have adequate capital and liquidity with which to engage in its business and (c) will not have incurred and does not plan to incur debts beyond its ability to pay as they mature or become due.

Section 5.9           SEC Reports; Financial Statements.

(a)          Landcadia has filed all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since May 25, 2016 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Landcadia as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

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(b)          Landcadia has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) that are designed to ensure that material information relating to Landcadia is made known to Landcadia’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Landcadia’s knowledge, such disclosure controls and procedures are effective in timely alerting Landcadia’s principal executive officer and principal financial officer to material information required to be included in Landcadia’s periodic reports required under the Exchange Act.

(c)          Landcadia has established and maintained a system of internal controls and, to Landcadia’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Landcadia’s financial reporting and the preparation of Landcadia’s financial statements for external purposes in accordance with GAAP.

Section 5.10         Business Activities.

(a)          Since its respective organization, neither Landcadia nor Merger Sub has conducted any business activities other than activities directed toward completing a Business Combination. Except as set forth in the Landcadia Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Landcadia or Merger Sub or to which Landcadia or Merger Sub is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Landcadia, any acquisition of property by Landcadia or the conduct of business by Landcadia as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Landcadia or Merger Sub to enter into and perform their obligations under this Agreement.

(b)          Except for Merger Sub, Landcadia does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

Section 5.11         Proxy Statement. None of the information to be included in the Landcadia Business Combination Proxy Statement (other than any information provided by or on behalf of the Waitr Parties) shall, as of the date the Landcadia Business Combination Proxy Statement (or any amendment or supplement thereto) is first mailed to Landcadia Common Stockholders, at the time of the Special Meeting, or at the Effective Time, contain any statement that, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading in any material respect.

Section 5.12         No Landcadia Material Adverse Effect. Since the date of the latest Form 10-Q of Landcadia filed with the SEC, there has not been any change, development, condition, occurrence, event or effect relating to Landcadia that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Landcadia Material Adverse Effect.

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Section 5.13         Capitalization. The authorized capital stock of Landcadia consists of (i) 20,000,000 shares of Landcadia Class F Common Stock, par value $0.0001 per share, of which 6,250,000 shares are issued and outstanding as of the date of this Agreement, (ii) 200,000,000 shares of Landcadia Class A Common Stock, par value $0.0001 per share, of which 25,000,000 are issued and outstanding as of the date of this Agreement, (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding as of the date of this Agreement, (iv) warrants to purchase 12,500,000 shares of Landcadia Class A Common Stock at a price of $11.50 per share, and (v) warrants to purchase 14,000,000 shares of Landcadia Class A Common Stock at the price of $11.50 per share (the “Private Placement Warrants”). Except as set forth in this Section 5.13 or as set forth on Schedule 5.13, there are no other shares of common stock, preferred stock or other equity interests of Landcadia authorized, reserved, issued (or planned to be issued) or outstanding.

Section 5.14         Reporting Company. Landcadia is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the Landcadia Class A Common Stock is registered pursuant to Section 12(g) of the Exchange Act.

Section 5.15         Listing. The Landcadia Class A Common Stock is listed on Nasdaq. Landcadia has not received any oral or written notice that the Landcadia Class A Common Stock is ineligible or will become ineligible for listing on Nasdaq nor that the Landcadia Class A Common Stock does not meet all requirements for the continuation of such listing. Landcadia satisfies all the requirements for the continued listing of the Landcadia Class A Common Stock on Nasdaq. Landcadia is in material compliance with all applicable Nasdaq listing and corporate governance rules.

Section 5.16         Sarbanes-Oxley Act. Landcadia is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder in effect as of the date of this Agreement, except where such noncompliance could not be reasonably expected to have, individually or in the aggregate, a Landcadia Material Adverse Effect.

Section 5.17         Investment Company. Landcadia is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.18         Application of Takeover Protections. Landcadia and the Landcadia Board have taken all necessary action to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Second Amended and Restated Certificate of Incorporation (or similar charter documents) or the Laws of the State of Delaware that are or could become applicable to Waitr as a result of Waitr, Landcadia and Merger Sub fulfilling their respective obligations or exercising their respective rights under this Agreement, including without limitation as a result of Landcadia’s issuance of the Stock Consideration.

Section 5.19         No Market Manipulation. Neither Landcadia nor its Affiliates have taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Landcadia Class A Common Stock to facilitate the sale or resale of the Landcadia Class A Common Stock or affect the price at which the Landcadia Class A Common Stock may be issued or resold; provided, however, that this provision shall not prevent Landcadia from engaging in investor relations or public relations activities consistent with past practices.

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Section 5.20         No Disagreements with Accountants and Lawyers. To Landcadia’s knowledge, there are no disagreements of any kind presently existing, or reasonably anticipated by Landcadia to arise, between Landcadia and the accountants and lawyers formerly or presently employed by Landcadia, including, disputes or conflicts over payment owed to such accountants and lawyers.

Section 5.21         DTC Status. Landcadia’s transfer agent is a participant in, and the Landcadia Class A Common Stock is eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, contact person and email address of Landcadia’s transfer agent is set forth on Schedule 5.21.

Section 5.22         Section 368. Neither Landcadia nor Merger Sub has taken any action and neither has knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.  Without limiting the foregoing: (a) Merger Sub has no plan or intention to issue additional shares of stock, warrants, options, convertible securities, or any other type of right pursuant to which any Person could acquire stock in Merger Sub, that, if exercised or converted, would result in Landcadia losing control of Merger Sub within the meaning of Section 368(c) of the Code; (b) Landcadia has no plan or intention to liquidate Merger Sub, to merge Merger Sub with another corporation unless Merger Sub is the surviving corporation in such merger, or to sell or otherwise dispose of any of the stock of Merger Sub, or to cause Merger Sub to sell or otherwise dispose of any of the assets of Waitr acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(c) of the Code; (c) no shares of Landcadia Common Stock have been or will be transferred to Merger Sub in connection with the Merger; (d) no stock of Merger Sub will be issued in the Merger; (e) neither Landcadia nor any person related to Landcadia (with the meaning of Treasury Regulation Section 1.368-1(e)(3)) has any plan or intention to reacquire, either directly or indirectly through an Affiliate, any of the Landcadia Common Stock issued in the Merger, and Landcadia has no plan or intention to make any distribution (other than regular dividends) with respect to such stock;  (f) following the Merger, Landcadia and Merger Sub intend to continue Waitr’s historic business; and (g) neither Landcadia nor Merger Sub are investment companies as defined in Section 368(a)(2)(F) of the Code.

Section 5.23         No Additional Representations and Warranties. Except as provided in this Article V, none of Landcadia or Merger Sub or any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Waitr or its Affiliates.

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VI.          COVENANTS

Section 6.1           Conduct of the Business. Waitr agrees that, during the period commencing on the date of this Agreement and ending as of the earlier of (x) termination of this Agreement in accordance with Article VIII, and (y) the Closing, except as otherwise contemplated by this Agreement or as consented to in writing by Landcadia (which consent shall not be unreasonably withheld, conditioned or delayed), each Waitr Party shall (i) conduct its business in the ordinary course of business consistent with past practice, (ii) use commercially reasonable efforts to maintain the business, properties, physical facilities and operations of each Waitr Party, preserve intact the current business organization of the Waitr Parties, keep available the services of the current officers, key employees and agents of each Waitr Party and maintain the relations and goodwill with suppliers, customers, lessors, and licensors, (iii) take the actions set forth on Schedule 6.1 and (iii) not, directly or indirectly, effect any of the following:

(a)          make any change in or amendment to its Organizational Documents;

(b)          (i) make, declare or pay any dividend or distribution to Waitr Stockholders in their capacities as stockholders (which expressly shall not include any repurchases of Waitr Capital Stock from employees or other service providers pursuant to the express terms of repurchase rights contained in written agreements with such service providers), (ii) effect any recapitalization, reclassification, split or other change in its capitalization or (iii) authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue, sell, transfer, pledge, encumber or grant any right, option or other commitment for the issuance of shares of its capital stock (other than the issuance of shares of Waitr Common Stock upon the exercise of any Waitr Option outstanding on the date of this Agreement or assign or transfer any of its repurchase rights with respect to shares of Waitr Common Stock held by any employee or former employee, in each case as disclosed on Schedule 4.6(b)), or split, combine or reclassify any shares of its capital stock;

(c)          enter into, assume, assign, partially or completely amend any material term of, modify any material term of or voluntarily terminate (excluding any expiration in accordance with its terms) any Material Contract, any lease related to the Leased Real Property or any collective bargaining or similar agreement to which any Waitr Party is a party or by which it is bound, other than entry into such agreements in the ordinary course consistent with past practice;

(d)          incur any Indebtedness (other than (i) a Working Capital Line of Credit and (ii) accounts payable and accrued liabilities in the ordinary course of business consistent with past practice);

(e)          sell, lease, license, permit to lapse, abandon or otherwise dispose of any of its properties or assets that are material to its business, except for sales or dispositions of items or materials in an amount not in excess of $100,000 in the aggregate;

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(f)          (i) grant or agree to grant to any employee or other independent contractor of any Waitr Party, who has annual compensation in excess of $100,000, any increase in wages or bonus, severance, profit sharing, retirement, insurance or other compensation or benefits except for annual cost of living increases in the ordinary course of business consistent with past practice, or (ii) adopt or establish any new compensation or employee benefit plans or arrangements, or amend, terminate, or agree to amend or terminate any existing Waitr Benefit Plans, or (iii) except with respect to the acceleration of the Waitr Options held by the persons set forth on Schedule 4.22, accelerate the time of payment, vesting or funding of any compensation or benefits under any Waitr Benefit Plan (including any plan or arrangement that would be a Waitr Benefit Plan if it was in effect on the date hereof), or (iv) make or agree to make any bonus or incentive payments to any individual outside of the currently effective bonus plan as has been made available to Landcadia, or (v) enter into any new collective bargaining agreement or employment, consulting or other compensation agreement (A) for which the annual compensation to be paid is greater than $100,000 or (B) that is not terminable upon notice and without liability to any Waitr Party, except (1) as may be required under applicable Law, (2) as required pursuant to Waitr Benefit Plans in accordance with their existing terms as in effect on the date hereof, (3) for payment of any accrued or earned but unpaid compensation, or (4) pursuant to employment, retention, change-of-control or similar type Contracts existing as of the date hereof, provided to Landcadia prior to the date hereof and set forth on Schedule 4.15(a) or (vi) modify in any respect the terms of any existing employment, consulting or other compensation agreement or (vi) make any change to the key management structure of the Waitr Parties, including the hiring and firing of additional officers or termination of existing officers (other than for “cause”);

(g)          (a) make, change or rescind any Tax election, (b) settle or compromise any claim, notice, audit report or assessment in respect of Taxes, (c) change any Tax period, (d) adopt or change any method of Tax accounting, (e) file any amended Tax Return or claim for a Tax refund, (f) surrender any right to claim a refund of Taxes, (g) enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement, or closing agreement related to any Tax, or (h) request any Tax ruling from a competent authority;

(h)         cancel or forgive any Indebtedness owed to any Waitr Party;

(i)          except as may be required by applicable Law or GAAP, make any material change in the financial or tax accounting methods, principles or practices of any Waitr Party (or change an annual accounting period);

(j)          unless required by applicable Law, (i) enter into any collective bargaining agreement, works council agreement or any other labor-related Contract with any labor union, labor organization or works council, or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Waitr Parties;

(k)          implement any employee layoffs that would, independently or in connection with any layoffs occurring prior to the date hereof, implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended;

(l)          grant or otherwise create or consent to the creation of any Lien (other than a Permitted Lien) on any of its material assets or Leased Real Property;

(m)        make any material change to any of the cash management practices of the Waitr Parties, including materially deviating from or materially altering any of its practices, policies or procedures in paying accounts payable or collecting accounts receivable;

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(n)          make any material change to the marketing strategy of the Waitr Parties (it being understood that implementation of television advertising pursuant to agreements with strategic partners in effect as of the date of this Agreement shall not be considered to be a material change to the marketing strategy of the Waitr Parties);

(o)          make any change to any tip-pooling arrangement or to any practices of any Waitr Party with respect to tips and gratuities as in effect as of the date hereof, unless required by applicable Law;

(p)          waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, other than in the ordinary course of business or that otherwise do not exceed $100,000 individually or $200,000 in the aggregate;

(q)          make or incur any capital expenditures, except for capital expenditures (A) in the ordinary course of business or (B) other than capital expenditures in an amount not to exceed $100,000 individually or $200,000 in the aggregate;

(r)          (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, any corporation, partnership, association, joint venture or other business organization or division thereof, (ii) make any acquisition of any assets, business, stock or other properties in excess of $100,000 individually or $200,000 in the aggregate, (iii) sell, transfer, license, assign or otherwise dispose of or encumber any of the material assets or Intellectual Property pertaining to the business of any Waitr Party with a value in excess of $200,000, or acquire any assets in excess of $200,000 or (iv) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Waitr Party (other than the Merger);

(s)          enter into any agreement that restricts the ability of any Waitr Party to engage or compete in any line of business, or enter into any agreement that restricts the ability of any Waitr Party to enter a new line of business;

(t)          make any loans or advances to any Person, except for advances to employees or officers of any Waitr Party in the ordinary course of business consistent with past practice;

(u)          fail to maintain, cancel or materially change coverage under any Insurance Policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to each Waitr Party and its assets and properties; and

(v)         authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this Section 6.1.

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Section 6.2           Signing Form 8-K. As promptly as practicable, Landcadia shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”), and Waitr and Landcadia shall jointly issue a mutually agreeable press release announcing the execution of this Agreement.

Section 6.3           Financial Statements and Related Information.

(a)          Waitr shall provide to Landcadia as promptly as practicable after the date of this Agreement (i) audited consolidated financial statements of the Waitr Parties, including audited consolidated balance sheets, statements of operations and comprehensive income (loss) and statements of changes in stockholders’ equity (deficit) and statements of cash flows as of and for the years ended December 31, 2017, and 2016 and 2015, together with all related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X, accompanied by a signed report of Waitr’s independent auditor with respect thereto, which report shall refer to the standards of the PCAOB (the “PCAOB Audited Financial Statements”) and shall be unqualified, (ii) unaudited consolidated financial statements of the Waitr Parties, including consolidated balance sheets, statements of operations and comprehensive income (loss) and statements of changes in stockholders’ equity (deficit) and statements of cash flows as of and for the three (3) month period ended March 31, 2018 and the comparable period in the prior year, together with all related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X and a review by Waitr’s independent auditor in accordance with PCAOB Auditing Standard 4105 (the “Reviewed Interim Financial Statements”) and (iii) all selected financial data of the Waitr Parties required by Item 301 of Regulation S-K, in each case to be included in a proxy statement for the purpose of soliciting proxies from the Landcadia Common Stockholders to vote at the Special Meeting in favor of the Transaction Proposals (the “Landcadia Business Combination Proxy Statement”).

(b)          Waitr shall provide to Landcadia the unaudited consolidated financial statements of the Waitr Parties, including consolidated balance sheets, statements of operations and comprehensive income (loss) and statements of changes in stockholders’ equity (deficit) and statements of cash flows, together with all related notes and schedules thereto, prepared in accordance with GAAP applied on a consistent basis throughout the covered periods and Regulation S-X and a review by Waitr’s independent auditor in accordance with PCAOB Auditing Standard 4105, for each fiscal quarter of the Waitr Parties after March 31, 2018 (and the comparable period in the prior year) and at least forty (40) days prior to the Closing Date, in each case within forty (40) days following the end of each such fiscal quarter.

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Section 6.4           Proxy Solicitation; Proxy Statement; Other Actions.

(a)          As promptly as practicable (provided that Waitr has provided to Landcadia all of the information described in Section 6.3 and this Section 6.4(a)), Landcadia and Waitr shall prepare and Landcadia shall file with the SEC the Landcadia Business Combination Proxy Statement, which shall comply as to form, in all material respects, with the relevant provisions of the Exchange Act. Landcadia and Waitr shall each use commercially reasonable efforts to have any comments to the Landcadia Business Combination Proxy Statement received from the SEC “cleared” as promptly as reasonably practicable after receipt of any such comments, and Landcadia shall thereafter, in compliance with the relevant requirements of the Exchange Act, mail or deliver to the Landcadia Common Stockholders the definitive Landcadia Business Combination Proxy Statement. Landcadia shall notify Waitr promptly after the filing of the Landcadia Business Combination Proxy Statement with the SEC, when any supplement or amendment thereto has been filed, any request by the SEC for amendment of or comments thereon and responses thereto, or requests by the SEC for additional information. Each of Waitr and Landcadia acknowledges that a substantial portion of the Landcadia Business Combination Proxy Statement and certain other forms, reports and other filings required to be made by Landcadia under the Exchange Act in connection with the Merger (collectively, “Additional Landcadia Filings”) will include disclosure regarding the Waitr Parties and their respective businesses, and their management, operations and financial condition. Accordingly, Waitr shall, and shall cause the Waitr Parties to, as promptly as reasonably practicable, provide Landcadia with all information concerning the Waitr Parties, their respective businesses, management, operations and financial condition, in each case, that is reasonably required to be included in any Landcadia SEC Filing. Waitr shall make, and shall cause the Waitr Parties to make, their Affiliates, directors, officers, managers, employees, accountants and auditors reasonably available to Landcadia and its counsel in connection with the drafting of the Landcadia Business Combination Proxy Statement and Additional Landcadia Filings and responding in a reasonably timely manner to any comments thereto from the SEC. Without limiting the generality of the foregoing, Waitr shall cooperate with Landcadia in connection with the preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC). Landcadia, acting through the Landcadia Board, shall include in the Landcadia Business Combination Proxy Statement the recommendation of the Landcadia Board that the Landcadia Common Stockholders vote in favor of the Transaction Proposals, as provided in Section 6.5; provided, however, that the Landcadia Board may withdraw or modify such recommendation if the Landcadia Board determines in good faith, after consultation with outside counsel, that failure to do so could be inconsistent with its fiduciary obligations under applicable Law.

(b)          Each of Waitr and Landcadia shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Landcadia Business Combination Proxy Statement will, as of the date the Landcadia Business Combination Proxy Statement (or any amendment or supplement thereto) is first mailed to the Landcadia Common Stockholders, at the time of the Special Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.  If at any time prior to the Closing any information relating to Waitr, Landcadia, Merger Sub or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by Waitr or Landcadia that is required to be set forth in an amendment or supplement to the Landcadia Business Combination Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Landcadia Common Stockholders.

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Section 6.5           Landcadia’s Special Meeting. Landcadia shall, as promptly as practicable after the Landcadia Business Combination Proxy Statement is “cleared” by the SEC’s staff (a) give notice of and (b) convene and hold a special meeting of its stockholders (the “Special Meeting”) in accordance with the Landcadia Organizational Documents, for the purposes of obtaining Landcadia Business Combination Approval and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to elect to effect a Landcadia Stock Redemption. Landcadia shall, through the Landcadia Board, recommend to its stockholders the (A) adoption and approval of this Agreement in accordance with applicable Law and exchange rules and regulations, (B) approval of the issuance of shares of Landcadia Common Stock in connection with the Merger, if required under exchange rules and regulations, (C) adoption and approval of the Third Amended and Restated Certificate of Incorporation, (D) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Landcadia Business Combination Proxy Statement or correspondence related thereto, (E) approval of the adoption of the Landcadia 2018 LTIP, (F) adoption and approval of any other proposals as reasonably agreed by Landcadia and Waitr to be necessary or appropriate in connection with the transactions contemplated hereby, and (G) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (G), collectively, the “Transaction Proposals”). Landcadia shall promptly notify Waitr in writing of any determination to make any withdrawal of such recommendation or amendment, qualification or modification of such recommendation in a manner adverse to Waitr (a “Change in Recommendation”). Landcadia agrees that its obligation to establish the Landcadia Record Date for, duly call, give notice of, convene and hold the Special Meeting shall not be affected by any Change in Recommendation, and Landcadia agrees to establish the Landcadia Record Date for, duly call, give notice of, convene and hold the Special Meeting, regardless of whether or not there shall be any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Landcadia shall be entitled to postpone or adjourn the Special Meeting (a) to ensure that any supplement or amendment to the Landcadia Business Combination Proxy Statement that the board of directors of Landcadia has determined in good faith is required by applicable Law is disclosed to Landcadia Common Stockholders and for such supplement or amendment to be promptly disseminated to Landcadia Common Stockholders prior to the Special Meeting, (b) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Landcadia Business Combination Proxy Statement), there are insufficient shares of Landcadia Class A Common Stock and Landcadia Class F Common Stock to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting, or (c) by ten (10) Business Days in order to solicit additional proxies from stockholders in favor of the adoption of the Transaction Proposals; provided, that in the event of a postponement or adjournment pursuant to clauses (a) or (b) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

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Section 6.6           Closing Form 8-K; Closing Press Release. At least five (5) days prior to Closing, Landcadia shall begin preparing, in consultation with Waitr, a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the Merger pursuant to Form 8-K (the “Closing Form 8-K”). Prior to the Closing, Waitr and Landcadia shall prepare a mutually agreeable press release announcing the consummation of the Merger (“Closing Press Release”). Concurrently with the Closing, Landcadia shall distribute the Closing Press Release, and as soon as practicable thereafter, file the Closing Form 8-K with the SEC.

Section 6.7           Access to Information. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Waitr by third parties that may be in Waitr’s possession from time to time, and except for any information that in the opinion of legal counsel of Waitr would result in the loss of attorney-client privilege or other privilege from disclosure, Waitr shall afford to Landcadia and its representatives reasonable access during the period commencing on the date hereof and ending as of the Closing, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of Waitr, to all of Waitr’s properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Waitr, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of Waitr as such representatives may reasonably request. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Landcadia and Merger Sub and their respective representatives under this Agreement shall be subject to the Nondisclosure Agreement prior to the Effective Time.

Section 6.8           Commercially Reasonable Efforts; Consents.

(a)          Each of the Parties shall cooperate, and use their respective commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement reasonably promptly after the date hereof, including obtaining all licenses, consents, approvals, authorizations, qualifications and Governmental Orders necessary to consummate the transactions contemplated by this Agreement; provided, that in no event shall any Party be required to pay any material fee, penalty or other consideration to obtain any license, permit, consent, approval, authorization, qualification or waiver required under any Contract for the consummation of the transactions contemplated hereby. Each of Waitr and Landcadia shall pay fifty percent (50%) of the applicable filing fees due under the HSR Act.

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(b)          Without limiting the generality of the foregoing, each Party shall promptly after execution of this Agreement (but in no event later than fifteen (15) Business Days after the date hereof) make all filings or submissions as are required under the HSR Act. Each Party shall promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and will take all other commercially reasonable actions necessary to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party shall promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates or any of its or their representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, and subject to applicable Law, each Party shall: (i) promptly notify other Parties of any written communication made to or received by them, as the case may be, from any Governmental Authority regarding any of the transactions contemplated hereby; (ii) permit each other to review in advance any proposed written communication to any such Governmental Authority and incorporate reasonable comments thereto; (iii) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement or the transactions contemplated hereby unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend and (iv) furnish each other with copies of all correspondence, filings (except for filings made under the HSR Act) and written communications between such Party and their Affiliates and their respective representatives, on one hand, and any such Governmental Authority, on the other hand, in each case, with respect to this Agreement and the transactions contemplated hereby.

(c)          No Party shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any of the aforementioned filings. The Parties further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties to consummate the transactions contemplated hereby, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

Section 6.9           Publicity. None of the Parties shall and, each Party shall cause its Affiliates not to, make or issue any public announcement or press release to the general public with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that no such consent or prior notice shall be required in connection with any public announcement or press release the content of which is consistent with that of any prior or contemporaneous public announcement or press release by any Party in compliance with this Section 6.9. Nothing in this Section 6.9 shall limit any Party from making any announcements, statements or acknowledgments that such Party is required by applicable Law or the requirements of any national securities exchange to make, issue or release (including in connection with the exercise of the fiduciary duties of the board of directors of Landcadia); provided, that, to the extent practicable, the Party making such announcement, statement or acknowledgment shall provide such announcement, statement or acknowledgment to the other Parties prior to release and consider in good faith any comments from such other Parties.

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Section 6.10         Non-Solicitation.

(a)          From the date of this Agreement until the earlier of (x) the Effective Time or (y) the date on which this Agreement is terminated, other than in connection with the transactions contemplated hereby, Landcadia agrees that it shall not, and shall not authorize or (to the extent within its control) permit any of its directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants), to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, a Business Combination, (ii) enter into, engage in or continue any discussions or negotiations with respect to a Business Combination with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to a Business Combination, or (iii) enter into any agreement relating to a Business Combination. Landcadia shall promptly notify Waitr of any submissions, proposals or offers made with respect to a Business Combination as soon as practicable following Landcadia’s awareness thereof.

(b)          From the date of this Agreement until the earlier of (x) the Effective Time or (y) the date on which this Agreement is terminated, other than in connection with the transactions contemplated hereby, Waitr agrees that it shall not, and shall not authorize or (to the extent within its control) permit any of its directors, officers, employees, agents or representatives (including investment bankers, attorneys and accountants) or other Waitr Parties to, directly or indirectly, (i) initiate, solicit, or facilitate, or make any offers or proposals related to, an Acquisition Proposal, (ii) engage in any discussions or negotiations with respect to an Acquisition Proposal with, or provide any non-public information or data to, any Person that has made, or informs Waitr that it is considering making, an Acquisition Proposal, or (iii) enter into any agreement relating to an Acquisition Proposal. Waitr shall give notice of any Acquisition Proposal to Landcadia as soon as practicable following its awareness thereof.

Section 6.11         Directors’ and Officers’ Indemnification.

(a)          Landcadia shall and shall cause the Surviving Corporation immediately following the Closing to ensure, that all rights to indemnification now existing in favor of any individual who, at or prior to the Effective Time, was a director, officer, employee or agent of Waitr or who, at the request of Waitr, served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, with such individual’s heirs, executors or administrators, the “Indemnified Persons”) solely to the extent as provided in the respective governing documents and indemnification agreements to which Waitr is a party or bound, shall survive the Merger and shall continue in full force and effect for a period of not less than six (6) years from the Effective Time and indemnification agreements and the provisions with respect to indemnification and limitations on liability set forth in such governing documents shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons thereunder; provided, that in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. Neither Landcadia nor the Surviving Corporation shall settle, compromise or consent to the entry of judgment in any action, proceeding or investigation or threatened action, proceeding or investigation without the written consent of such Indemnified Person.

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(b)          On or prior to the Closing Date, Waitr shall purchase, through a broker of Waitr’s choice, and maintain in effect for a period of six (6) years thereafter, (i) a tail policy to the current policy of directors’ and officers’ liability insurance maintained by Waitr, which tail policy shall be effective for a period from the Closing through and including the date six (6) years after the Closing Date with respect to claims arising from facts or events that occurred on or before the Closing, and which tail policy shall contain substantially the same coverage and amounts as, and contain terms and conditions no less advantageous than, but not materially more advantageous than, in the aggregate, the coverage currently provided by such current policy, and (ii) “run off” coverage as provided by Waitr’s fiduciary and employee benefit policies, in each case, covering those Persons who are covered on the date hereof by such policies and with terms, conditions, retentions and limits of liability that are no less advantageous than, but not materially more advantageous than, the coverage provided under Waitr’s existing policy; provided, however, that the amount paid by Waitr per annum under this Section 6.11(b) shall not exceed 200% of Waitr’s current annual premium for Waitr’s current policy of directors’ and officers’ liability insurance, and; provided, further that if the annual premium exceeds such amount, then Waitr shall obtain such insurance with the greatest coverage available but not materially more advantageous than the existing policy for a cost not exceeding such amount.

(c)          From and after the Effective Time, Landcadia shall and hereby agrees to cause the Surviving Corporation to indemnify, defend and hold harmless, as set forth as of the date hereof in the Organizational Documents of Waitr and to the fullest extent permitted under applicable Law, all Indemnified Persons with respect to all acts and omissions arising out of such individuals’ services as officers, directors, employees or agents of Waitr or as trustees or fiduciaries of any plan for the benefit of employees of Waitr, occurring prior to the Effective Time, including the execution of, and the transactions contemplated by, this Agreement. Without limitation of the foregoing, in the event any such Indemnified Person is or becomes involved, in any capacity, in any action, proceeding or investigation in connection with any matter, including the transactions contemplated by this Agreement, occurring prior to, on or after the Effective Time, Landcadia and the Surviving Corporation, jointly and severally, from and after the Effective Time, shall pay, as incurred, such Indemnified Person’s legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The Surviving Corporation shall pay, within thirty (30) days after any request for advancement, all expenses, including attorneys’ fees, which may be incurred by any Indemnified Person in enforcing this Section 6.11 or any action involving an Indemnified Person resulting from the transactions contemplated by this Agreement subject to an undertaking by such Indemnified Person to return such advancement if such Indemnified Person is ultimately determined to not be entitled to indemnification hereunder.

(d)          Notwithstanding any other provisions hereof, the obligations of Landcadia and the Surviving Corporation contained in this Section 6.11 shall be binding upon the successors and assigns of Landcadia and the Surviving Corporation. In the event Landcadia or the Surviving Corporation, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Landcadia or the Surviving Corporation, as the case may be, honor the indemnification and other obligations set forth in this Section 6.11

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(e)          The obligations of Landcadia and the Surviving Corporation under this Section 6.11 shall survive the Closing and shall not be terminated or modified in such a manner as to affect adversely any Indemnified Person to whom this Section 6.11 applies without the written consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 6.11 applies shall be third party beneficiaries of this Section 6.11, each of whom may enforce the provisions of this Section 6.11).

(f)          Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Waitr or any of its directors or officers, it being understood and agreed that the indemnification provided for in this Section 6.11 is not prior to or in substitution for any such claims under such policies.

Section 6.12         No Landcadia Stock Transactions. From and after the date of this Agreement until the Effective Time, no Waitr Party or any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Landcadia. Waitr shall use commercially reasonable efforts to require each of its representatives, to comply with the foregoing sentence.

Section 6.13         Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VII and provision of notice thereof to the Trustee (which notice Landcadia shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Landcadia (i) shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) shall use reasonable commercial efforts to cause the Trustee to (A) pay as and when due all amounts payable to Landcadia Common Stockholders who shall have previously validly elected to redeem their shares of Landcadia Class A Common Stock or Landcadia Class F pursuant to Landcadia Organizational Documents, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.14         Tax Matters.

(a)          Tax Returns.

(i)          Waitr shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by it that are due on or before the Closing Date (taking into account any extensions), and shall timely pay all Taxes that are due and payable on or before the Closing Date (taking into account any extensions). Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law).

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(ii)         Landcadia shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by Waitr after the Closing Date with respect to a Pre-Closing Tax Period and shall timely pay all Taxes that are due and payable by Waitr after the Closing Date, including Taxes with respect to Pre-Closing Tax Periods.

(b)          Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon Waitr shall be terminated as of the Closing Date. After such date neither Waitr nor any of its representatives shall have any further rights or liabilities thereunder.

(c)          Transfer Taxes. Notwithstanding anything to the contrary contained herein, Landcadia shall pay all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Merger. Landcadia shall, at its own expense, file all necessary Tax Returns with respect to all such Taxes.

(d)          FIRPTA Certificate. At or prior to the Closing, Waitr shall have delivered to Landcadia a certificate (a “FIRPTA Certificate”) pursuant to Treasury Regulation §1.1445-2(c)(3) and 1.897-2(h) certifying that Waitr has not been a “United States real property holding corporation” within the meaning of Code §897(c)(2) during the five (5) year period ending on the Closing Date, in a form reasonably acceptable to Landcadia.

Section 6.15         Notification of Certain Matters. Each of Waitr and Landcadia shall provide the other Parties with prompt written notice of (a) any failure to comply with or satisfy, in any material respect, any covenant, condition or agreement hereunder, or (b) any event, fact or circumstance that (i) would reasonably be expected to cause any of such Party’s representations and warranties to become untrue or misleading or which would affect its ability to consummate the Merger, (ii) would have been required to be disclosed under this Agreement had it existed or been known on the date hereof, (iii) gives such Party any reason to believe that any of the conditions set forth in Article VII would reasonably be expected not to be satisfied, or (iv) is of a nature that is or would reasonably be expected to result in a Waitr Material Adverse Effect or a Landcadia Material Adverse Effect.

Section 6.16         Section 280G. To the extent applicable, Waitr shall, no later than thirty (30) days prior to the Closing, (a) solicit waivers of any excess parachute payment (as described below) from each person who has or may have a right to any payments and/or benefits as a result of or in connection with the transactions contemplated hereby that would be deemed to constitute “excess parachute payments” (within the meaning of Section 280G of the Code), and (b) solicit the approval of Waitr Stockholders in a manner intended to comply with Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code of all payments and/or benefits (including payments and benefits waived pursuant to the preceding clause) that would, as a result of, or in connection with, the transactions contemplated hereby, be deemed to constitute “excess parachute payments.” To the extent required to comply with the provisions of the preceding sentence, Waitr shall deliver, among other items, to its equity holders a disclosure statement intended to satisfy the shareholder approval requirements of Section 280G(b)(5)(B) of the Code. The form of waiver, solicitation of approval, and disclosure materials shall be subject to the approval of Landcadia, such approval not to be unreasonably withheld, conditioned or delayed.

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Section 6.17         Landcadia’s Long-Term Incentive Plan. Prior to the Closing Date, the Landcadia Common Stockholders shall approve and adopt a long-term incentive plan (the “Landcadia 2018 LTIP”). From and after the date of this Agreement until such time as the Landcadia 2018 LTIP is approved and adopted, Landcadia shall consult with Waitr in good faith as to the contents of the Landcadia 2018 LTIP, the key terms of which are set forth on Schedule 6.17. The Landcadia 2018 LTIP will satisfy the requirements for the assumption and conversion of options to qualify as a “substitution or assumption” and not a “modification” of such options as set forth in Code Sections 409A and 424, and the Treasury Regulations promulgated thereunder.

Section 6.18         Employment Agreements. Prior to the Closing, Waitr shall use commercially reasonable efforts to cause each of the individuals listed on Schedule 6.18(a) to execute and deliver to Landcadia an employment agreement (collectively, the “Employment Agreements”) setting forth the respective terms of each such individual’s employment with Landcadia, effective upon the Closing. The material terms for the employees set forth on Schedule 6.18(b) shall be those set out in the corresponding section of Schedule 6.18(b) for each such individual.

Section 6.19         Consulting Agreements. Prior to the Closing, Landcadia shall use commercially reasonable efforts to cause each of the individuals listed on Schedule 6.19 to execute and deliver to Landcadia a consulting agreement (collectively, the “Consulting Agreements”), setting forth the respective terms of each such individual’s consulting arrangement with Landcadia, effective upon the Closing, which material terms shall be those set out in the corresponding section of Schedule 6.19 for each such individual.

Section 6.20         Nasdaq Matters. Landcadia shall take all actions necessary to maintain its listing on Nasdaq.

Section 6.21         Tax Opinion. Each of Landcadia and Waitr shall cooperate with counsel engaged by Landcadia, in Landcadia’s sole discretion, so that such counsel can deliver the tax opinion referenced in Section 7.1(f), with such cooperation to include providing Landcadia’s counsel with the representations, information and certifications (including the delivery of an officer’s certificate regarding such representations and information) that such counsel reasonably requests.

Section 6.22         Waitr Stockholder Approval. Waitr shall use best efforts to obtain, and then deliver as promptly as practicable, but in no event more than two (2) days after the date of this Agreement, to Landcadia, the Waitr Stockholder Approval. To the extent required by the LBCA, Waitr shall promptly (and, in any event, within ten (10) days of the date of the Waitr Stockholder Approval) deliver to any Waitr Stockholder who has not executed the Waitr Stockholder Approval (a) a notice of the taking of the actions described in the Waitr Stockholder Approval in accordance with Section 1-704 of the LBCA, and (b) such notice shall be in accordance with Section 1-1320 of the LBCA.

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Section 6.23         Registration of Shares Subject to Vested Rollover Options. Landcadia shall use commercially reasonable efforts to include in the first Form S-8 that Landcadia files with the SEC after the Closing a re-offer prospectus covering the resale of Landcadia Common Stock that is issuable to the holders of Vested Rollover Options in respect of such holders’ Vested Rollover Options.

Section 6.24         Post-Closing Cooperation; Further Assurances. Each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the transactions contemplated hereby.

VII. CONDITIONS TO CLOSING

Section 7.1           Conditions to Obligations of all Parties. The obligations of Landcadia, Merger Sub and Waitr to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a)          HSR Act. The applicable waiting periods under the HSR Act shall have expired or been terminated.

(b)          No Governmental Order. There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Merger.

(c)          Requisite Votes. The Landcadia Extension Approval, Landcadia Business Combination Approval and Waitr Stockholder Approval shall have been obtained.

(d)          Nasdaq. The Landcadia Common Stock to be issued in connection with the Merger shall have been approved for listing on Nasdaq.

(e)          Landcadia Stock Redemption. The Landcadia Stock Redemption shall have been completed in accordance with the terms hereof, the Landcadia Extension Proxy Statement and the Landcadia Business Combination Proxy Statement.

(f)          Tax Opinion. Landcadia shall have caused its counsel to deliver a tax opinion, in a form reasonably acceptable to Waitr, opining that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that such opinion shall rely upon representations of officers of each of Landcadia and Waitr that such counsel reasonably requires.

Section 7.2          Conditions to Obligations of Landcadia and Merger Sub. The obligations of Landcadia and Merger Sub to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Landcadia and Merger Sub:

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(a)          Representations and Warranties.

(i)          The representations and warranties of Waitr contained in Section 4.1 (Organization and Authority), Section 4.2 (Authorization and Enforceability), Section 4.3 (Noncontravention), Section 4.4 (No Subsidiaries), Section 4.6 (Capitalization) and Section 4.24 (No Brokers; Fees) shall be true and correct in all respects as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct in all respects as of such earlier date); and

(ii)         the other representations and warranties of Waitr  contained in Article IV shall be true and correct as of the Closing Date as if made at and as of such time (except for representations and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied unless any and all inaccuracies in such representations and warranties, in the aggregate, result in a material adverse effect upon (A) the business, results of operations, workforce, prospects, properties, assets, liabilities or condition (financial or otherwise) of Waitr or (B) the ability of Waitr to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, in each case without giving effect to any limitation as to materiality or Waitr Material Adverse Effect set forth therein.

(b)          Performance of Obligations. Each of the covenants of Waitr to be performed as of or prior to the Closing shall have been performed in all material respects.

(c)          Officer’s Certificate. Landcadia shall have received a certificate signed on behalf of Waitr by a senior executive officer of Waitr to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) as they relate to Waitr have been satisfied.

(d)          No Waitr Material Adverse Effect. Since the date of this Agreement until the Closing Date, there shall not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Waitr Material Adverse Effect.

(e)          Employment Agreements. Waitr shall have delivered or caused to be delivered to Landcadia Employment Agreements for each of the individuals listed on Schedule 7.2(e), duly executed by each employee party thereto.

(f)          Waitr Stockholder Approval. Landcadia shall have received a copy of Waitr Stockholder Approval, which shall remain in full force and effect.

(g)          Lockup Agreements. Waitr shall have delivered to Landcadia duly executed Stockholder Lockup Agreements from each Waitr Stockholder receiving Stock Consideration under this Agreement.

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(h)          Financial Statements. Neither the PCAOB Audited Financial Statements nor the Reviewed Interim Financial Statements shall, with respect to Waitr’s revenue only, and specifically not taking into account any reconciliation adjustments and other adjustments required to convert the Financial Statements from a modified cash accounting method to GAAP (including, without limitation, adjustments due to set up revenue), materially deviate from the Financial Statements for each of (i) the twelve (12) month-period ended December 31, 2017, and (ii) the three (3) month period ended March 31, 2018, in the case of (i) and (ii), as determined in good faith by Landcadia.

(i)          Registration Rights Agreement. Waitr shall have delivered or caused to be delivered to Landcadia the Registration Rights Agreement, duly executed by each investor party thereto.

(j)          Secretary’s Certificate. Waitr shall have delivered to Landcadia a certificate executed by the secretary of Waitr or another authorized executive officer certifying, as of the Closing Date, (i) the Organizational Documents of Waitr, (ii) the authorizing resolutions of Waitr and the holders of Waitr Capital Stock and (iii) the incumbency and signatures of the Persons signing this Agreement or any agreement delivered in connection herewith on behalf of Waitr.

(k)          Good Standing. Waitr shall have delivered, or caused to be delivered, to Landcadia, a certificate of good standing (or equivalent document) for Waitr, issued by the Secretary of State for the State of Louisiana and any other jurisdiction in which Waitr is required to be qualified to do business, dated not more than ten (10) Business Days prior to the Closing Date.

(l)          FIRPTA Certificate. Waitr shall have delivered, or caused to be delivered, to Landcadia the FIRPTA Certificate.

Section 7.3           Conditions to Obligations of Waitr. The obligations of Waitr to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Waitr:

(a)          Representations and Warranties. The representations and warranties of Landcadia contained in Article V shall be true and correct (without giving effect to any limitation as to materiality or Landcadia Material Adverse Effect set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case of as such earlier date), except where the failure of all such representations of Landcadia to be so true and correct would not, individually or in the aggregate, have a Landcadia Material Adverse Effect.

(b)          Performance of Obligations. Each of the covenants of Landcadia and Merger Sub to be performed as of or prior to the Closing shall have been performed in all material respects.

(c)          Officer’s Certificate. Waitr shall have received at the Closing a certificate signed on behalf of each of Landcadia and Merger by a senior executive officer of Landcadia and Merger Sub, as the case may be, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

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(d)          No Landcadia Material Adverse Effect. Since the date of this Agreement until the Closing Date, there shall not have occurred and be continuing any change, event or effect that, individually or when taken together with all other changes, events or effect, constitutes a Landcadia Material Adverse Effect.

(e)          Certificate of Incorporation. The Third Amended and Restated Certificate of Incorporation of Landcadia shall have been filed with the Secretary of State of the State of Delaware.

(f)          Landcadia Assets. Landcadia shall have delivered to Waitr evidence that, immediately after the Closing (and following any Landcadia Stock Redemption and payment of any expenses related to the transactions contemplated under this Agreement), that Landcadia will have no less than an aggregate amount of $75,000,000 in cash or investments in government securities or money market funds that invest only in direct United States treasury obligations, in each case as permitted under the Trust Agreement.

(g)          Waitr Cashing Out Convertible Notes. Landcadia shall have delivered or caused to be delivered to Waitr evidence of payment of the Waitr Convertible Note Cash Out Amount to each holder of a Waitr Cashing Out Convertible Note.

(h)          Lockup Agreements. Landcadia shall have delivered to Waitr duly executed lockup agreements signed by Landcadia and its founders with respect to the Private Placement Warrants that will provide for a six-month lockup period on terms otherwise consistent with the Stockholder Lockup Agreement.

(i)          Employment Agreements. Landcadia shall have delivered or caused to be delivered to Waitr each of the Employment Agreements, duly executed by Landcadia.

(j)          Registration Rights Agreement. Landcadia shall have delivered or caused to be delivered to each investor party thereto the Registration Rights Agreement, duly executed by Landcadia.

Section 7.4           Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article VII to be satisfied to excuse such Party’s obligation to effect the Closing if such failure was caused by such Party’s breach of a covenant, agreement, representation or warranty of this Agreement by such Party.

VIII. TERMINATION

Section 8.1           Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)          by written consent of Waitr and Landcadia;

(b)          by written notice of Landcadia if Waitr has not obtained and delivered to Landcadia within two (2) days after the date of this Agreement the Waitr Stockholder Approval;

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(c)          by written notice of Landcadia if Waitr does not deliver to Landcadia the PCAOB Audited Financial Statements and Reviewed Interim Financial Statements on or before September 15, 2018;

(d)          by the written notice of Landcadia if the condition set forth in Section 6.3(f) cannot be satisfied or if there has been a breach of any representation, warranty, covenant or other agreement made by Waitr in this Agreement, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in Section 7.2(a) or Section 7.2(b) not being satisfied as of the Closing Date (a “Terminating Waitr Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from Landcadia of such Terminating Waitr Breach is received by Waitr (such notice to describe such Terminating Waitr Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that Landcadia is not then in material breach of any of their respective representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in Section 7.3(a) or Section 7.3(b); provided, further, that the thirty (30) day cure period for Waitr to cure a Terminating Waitr Breach set forth in subclause (ii) above shall not apply if such Terminating Waitr Breach is a result of a breach of Section 7.1;

(e)          by written notice of Waitr if there has been a breach of any representation, warranty, covenant or other agreement made by Landcadia or Merger Sub, or any such representation and warranty shall have become untrue or inaccurate after the date of this Agreement, in each case which breach, untruth or inaccuracy (i) would reasonably be expected to result in Section 7.3(a) or Section 7.3(b) not being satisfied as of the Closing Date (a “Terminating Landcadia Breach”), and (ii) shall not have been cured within thirty (30) days after written notice from Waitr of such Terminating Landcadia Breach is received by Landcadia (such notice to describe such Terminating Landcadia Breach in reasonable detail), or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date; provided, that Waitr is not then in material breach of any of its representations, warranties, covenants or other obligations under this Agreement, which breach would give rise to a failure of a condition set forth in in Section 7.2(a) or Section 7.2(b); provided, further, that the thirty (30) day cure period for Landcadia to cure a Terminating Landcadia Breach set forth in subclause (ii) above shall not apply if such Terminating Landcadia Breach is a result of a breach of Section 7.1;

(f)          by written notice of Waitr or Landcadia if the Closing has not occurred on or prior to November 30, 2018 (the “Outside Date”) for any reason other than delay and/or non-performance of the Party seeking such termination, in which case the non-terminating Party shall be deemed to be in breach of this Agreement;

(g)          by written notice from either Waitr or Landcadia to the other Party if the Landcadia Extension Approval shall have not been obtained by reason of the failure to obtain the required vote at the Extension Stockholder’s Meeting duly convened therefor or at any adjournment or postponement thereof;

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(h)          by written notice from either Waitr or Landcadia to the other Party if this Agreement shall fail to receive Landcadia Business Combination Approval at the Special Meeting (subject to any adjournment or recess of the meeting);

(i)          by written notice from Waitr if there exists a Nasdaq Listing Rule 5620(a) Deficiency after June 1, 2018, or any other deficiency which causes a de-listing from Nasdaq or Landcadia prior to the Closing;

(j)          by written notice from Waitr if there has been a Change in Recommendation; and

(k)          by written notice from Waitr if the aggregate dollar amount of Landcadia Stock Redemptions equals or exceed an amount that would cause (i) the Surviving Corporation to fail to maintain the Minimum Cash Balance at Closing or (ii) the Waitr Stockholders to receive an aggregate amount of Cash Consideration less than the Minimum Cash Consideration at the Closing.

Section 8.2           Effect of Termination. Except as set forth in this Section 8.2 or Section 9.13, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors or stockholders, other than liability of any Party for any intentional and willful breach of this Agreement by such party occurring prior to such termination. The provisions of Section 6.13, this Section 8.2, Section 9.7, Section 9.8, Section 9.9, Section 9.10, Section 9.12, Section 9.14 and Section 9.16 (collectively, the “Surviving Provisions”) and the Nondisclosure Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions that are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

IX. MISCELLANEOUS

Section 9.1           Modification or Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 8.1 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 9.1.

Section 9.2           Waiver. Any Party may, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 9.1 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

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Section 9.3           Notices. To be valid for purposes hereof, any notice, request, demand, waiver, consent, approval or other communication (any of the foregoing, a “Notice”) that is required or permitted hereunder shall be in writing. A Notice shall be deemed given only as follows: (a) on the date delivered personally; (b) three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) Business Day following deposit with a nationally recognized overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:

(a)          If to Landcadia (prior to Closing):

Landcadia Holdings, Inc.

1510 West Loop South

Houston, Texas 77027

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Joel Rubinstein

(b)          If to Merger Sub (prior to Closing):

Landcadia Merger Sub, Inc.

c/o Landcadia Holdings, Inc.

1510 West Loop South

Houston, Texas 77027

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Joel Rubinstein

(c)          If to Waitr (prior to the Closing):

Waitr Incorporated

844 Ryan Street, Suite 300

Lake Charles, LA 70601

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Cara Stone, LLP

650 Poydras Street, Suite 1130

New Orleans, LA 70130

Attention: Mark Graffagnini

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Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 9.4           Entire Agreement. This Agreement (including the Disclosure Schedules and Exhibits hereto) and the Nondisclosure Agreement constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist among the Parties, except as expressly set forth in this Agreement and the Nondisclosure Agreement.

Section 9.5           Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 9.5 shall be null and void, ab initio.

Section 9.6           Counterparts. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall thereby be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any Party may deliver this Agreement to the other Parties by means of facsimile or portable document format (.PDF) signature.

Section 9.7           No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of Waitr (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 6.11, and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 9.14.

Section 9.8           Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

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Section 9.9           CONSENT TO JURISDICTION. EACH OF LANDCADIA, MERGER SUB AND WAITR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE APPLICABLE STATE OR FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF LANDCADIA, MERGER SUB AND WAITR HEREBY AGREE NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED THERETO EXCEPT IN SUCH COURTS. EACH OF LANDCADIA, MERGER SUB AND WAITR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH COURT OR THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 9.10         WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY LAW, LANDCADIA, MERGER SUB AND WAITR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION HEREWITH. WAITR HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDCADIA TO ENTER INTO THIS AGREEMENT.

Section 9.11         Severability. If any portion or provision hereof is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder hereof, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law.

Section 9.12         Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that Landcadia shall promptly reimburse Waitr for any and all expenses, including, reasonable attorneys’ fees, in the event that Landcadia fails to cure any Nasdaq Listing Rule 5620(a) Deficiency, or obtain Landcadia Extension Approval or Landcadia Business Combination Approval. Any available working capital not in the Trust Account shall be applied first to make such reimbursement to Waitr.

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Section 9.13         Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 8.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither Waitr nor Landcadia would have entered into this Agreement. Each Party agrees that it shall not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section shall not be required to provide any bond or other security in connection with any such injunction.

Section 9.14         Non-Recourse. Without limiting the rights of Waitr under and to the extent provided under Section 9.13, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Without limiting the rights of Waitr under and to the extent provided under Section 9.13, except to the extent a named Party to this Agreement (and then only to the extent of the specific obligations undertaken by such named Party in this Agreement), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named Party to this Agreement and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Waitr or Landcadia under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 9.15         Publicity. All press releases or other public communications of any nature whatsoever relating to the transactions contemplated by this Agreement, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Landcadia and Waitr, in writing, which approval shall not be unreasonably withheld by any Party.

Section 9.16         Non-Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument, document or certificate delivered pursuant to this Agreement shall survive the Effective Time and shall expire upon the occurrence of the Effective Time, except for those covenants and agreements contained herein and therein which by their terms expressly apply in whole or in part after the Effective Time and then only to such extent.

Section 9.17         Trust Account Waiver.  Waitr acknowledges and agrees that Landcadia is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Waitr and one or more businesses or assets. Waitr acknowledges and agrees that Landcadia’s sole assets consist of the cash proceeds of Landcadia’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. For and in consideration of Landcadia entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, Waitr its Affiliates, managers, directors, officers, affiliates, members, stockholders and trustees, do hereby irrevocably waive any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account, and waives any claim it has or may have as a result of, or arising out of, the Transaction or any negotiations, contracts or agreements with Landcadia, and Waitr shall not, and shall cause its Affiliates not to, seek recourse against the Trust Account for any reason whatsoever.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have each executed and delivered this Agreement and Plan of Merger as of the day and year first above written.

LANDCADIA HOLDINGS, INC.

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President, General Counsel and Secretary

LANDCADIA MERGER SUB, INC.

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President and Secretary

WAITR INCORPORATED

By:	/s/ Chris Meaux
Name: Chris Meaux
Title: Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

Exhibit A

Form of Registration Rights Agreement

[See attached.]

Exhibit B

Form of Stockholder Lockup Agreement

[See attached.]

Exhibit C

Form of Third Amended and Restated Articles of Incorporation of Landcadia

[See attached.]

Exhibit D-1

Form of Delaware Certificate of Merger

[See attached.]

Exhibit D-2

Form of Louisiana Articles of Merger

[See attached.]